UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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TIVO INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TiVo Inc.
2160 Gold Street
P.O. Box 2160
San Jose, CA 95002
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, AUGUST 7, 2014
To our Stockholders:
The 2014 Annual Meeting of Stockholders of TiVo Inc., a Delaware corporation, will be held on Thursday, August 7, 2014, beginning at 10:30 a.m. local time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 1400, Palo Alto, California. At the meeting, the holders of the Company's outstanding common stock will act on the following matters:

1.	Election of two directors to hold office until the 2017 Annual Meeting of Stockholders;

2.	Ratification of the selection of KPMG LLP as the independent registered public accounting firm of TiVo for the fiscal year ending January 31, 2015;

3.	Approval of a two-year request to reserve an additional 7,500,000 shares of our common stock for issuance pursuant to the Amended & Restated 2008 Equity Incentive Award Plan;

4.
Approval on a non-binding, advisory basis of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("Say-on-Pay"); and

5.	Transaction of any other business as may properly come before the Annual Meeting.
All holders of record of shares of TiVo common stock at the close of business on June 10, 2014 are entitled to vote at the meeting and any postponements or adjournments of the meeting. This notice and the accompanying proxy statement and proxy card are being first mailed to stockholders on or about June 27, 2014.

By order of the Board of Directors,

/s/ Thomas S. Rogers
Thomas S. Rogers
Chief Executive Officer and President
San Jose, California
June 2, 2014
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

TiVo Inc.
2160 Gold Street
P.O. Box 2160
San Jose, CA 95002
PROXY STATEMENT
This proxy statement is being solicited on behalf of the Board of Directors of TiVo Inc. for use at the Annual Meeting of Stockholders of TiVo Inc., including any postponements or adjournments, to be held on Thursday, August 7, 2014, beginning at 10:30 a.m. at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 1400, Palo Alto, California. This proxy statement and accompanying proxy card are being first mailed to stockholders on or about June 27, 2014.
ABOUT THE MEETING AND VOTING
What is the purpose of the Annual Meeting?
At our 2014 Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of two directors, ratification of the selection of the Company's independent auditors, approval of a two-year request to reserve an additional 7,500,000 shares of our common stock for issuance pursuant to the Amended & Restated 2008 Equity Incentive Award Plan; and approval on a non-binding, advisory basis of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”).
Who is entitled to vote at the meeting?
Only stockholders of record at the close of business on June 10, 2014, the record date for the meeting, are entitled to receive notice of and to participate in the 2014 Annual Meeting. If you were a stockholder of record as of the close of business on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.
What are the voting rights of the holders of TiVo common stock?
Each outstanding share of TiVo common stock will be entitled to one vote on each matter considered at the meeting.
Who can attend the meeting?
Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Please also see “How do I vote?” for instructions on voting at the Annual Meeting if you hold your shares in “street name.”
What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding as of the close of business on the record date, which is June 10, 2014, will constitute a quorum, permitting the meeting to conduct its business. At the close of business on May 15, 2014, there were 114,851,470 shares of our common stock outstanding and entitled to vote. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares of common stock considered to be present at the meeting.
How do I vote?
If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
Can I change my vote after I return my proxy card?
Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company at our principal executive office, 2160 Gold Street, P.O. Box 2160, San Jose, CA 95002, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.
 What are the Board of Director's recommendations?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for the election of two directors to hold office until the 2017 Annual Meeting of Stockholders (see Proposal 1);

•	for ratification of the selection of KPMG LLP as the independent registered public accounting firm for TiVo for the fiscal year ending January 31, 2015 (see Proposal 2); and

•	for approval of a two-year request to reserve an additional 7,500,000 shares of our common stock for issuance pursuant to the Amended & Restated 2008 Equity Incentive Award Plan (see Proposal 3);

•
for approval on a non-binding, advisory basis of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("Say-on-Pay") (see Proposal 4).

With respect to any other business that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?
All votes will be tabulated by the Inspector of Elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted in accordance with the recommendations of the Board. With respect to any other business that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion, as the case may be with respect to the item not marked.
Election of Directors. In uncontested elections of directors, such as this election, the affirmative vote of a majority of the votes cast by the shares represented and entitled to vote on the proposal at the meeting is required for the election of directors. A “majority of the votes cast” means that the number of votes cast “for” a director candidate must exceed the number of votes cast “against” that candidate. In the past, if you held your shares in street name and you did not indicate how you wanted to vote those shares in the election of directors, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate. However, your bank or broker no longer has the ability to vote your uninstructed shares in the election of directors on a discretionary basis. Any broker non-votes or abstentions will not be voted with respect to the director or directors indicated, although they will be counted for purposes of determining whether there is a quorum.
Ratification of the Selection of Independent Registered Public Accounting Firm. The affirmative vote of the majority of the shares of common stock entitled to vote and represented, in person or by proxy, at the meeting is necessary to ratify the section of KPMG LLP as the independent registered public accounting firm for TiVo for the fiscal year ending January 31, 2015. A properly executed proxy marked “Abstain” with respect to the ratification of the section of the independent registered public accounting firm will have the same effect as a vote against the proposal. Broker non-votes will not be counted as shares present and entitled to vote on the proposal, although they will be counted for purposes of determining whether there is a quorum.
Approval to Reserve Additional Shares Pursuant to the Amended & Restated 2008 Equity Incentive Award Plan. The affirmative vote of a majority of the shares of common stock entitled to vote and represented, in person or by proxy, at the meeting is required to approve the reservation of 7,500,000 additional shares of our common stock for issuance pursuant to the Amended & Restated 2008 Equity Incentive Award Plan (the “2008 Equity Incentive Award Plan”). A properly executed proxy marked “Abstain” with respect to the reservation of additional shares for the 2008 Equity Incentive Award Plan will have the same effect as a vote against the proposal. Broker non-votes will not be counted as shares present and entitled to vote on the proposal, although they will be counted for purposes of determining whether there is a quorum.
Advisory Vote on the Compensation of Named Executive Officers. The affirmative vote of a majority of the shares of common stock entitled to vote and represented, in person or by proxy, at the meeting is necessary to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities Exchange Commission ("Say-on-Pay").

Because your vote is advisory, it will not be binding on the Board, the Compensation Committee or the Company. However, the Board will review the voting results and take them into consideration when making future decisions about executive compensation. A properly executed proxy marked “Abstain” with respect to the Say-on-Pay proposal will have the same effect as a vote against the proposal. Broker non-votes will not be counted as shares present and entitled to vote on the proposal, although they will be counted for purposes of determining whether there is a quorum.
Other Items. For each other item, the affirmative vote of the holders of a majority of the shares of common stock entitled to vote on the item and represented, in person or by proxy, at the meeting will be required for approval at a meeting at which a quorum is present as required under Delaware law for approval of proposals presented to stockholders. A properly executed proxy marked “Abstain” with respect to such matter will have the same effect as a vote against the proposal. Broker non-votes will not be counted as shares present and entitled to vote on the proposal, although they will be counted for purposes of determining whether there is a quorum. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
There is no statutory or contractual right of appraisal or similar remedy available to those stockholders who dissent from any matter to be acted upon.
Who pays for the solicitation of proxies?
We will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail, or personal solicitation by our directors, officers, or other regular employees. No additional compensation will be paid to our directors, officers, or other regular employees for such services.
In addition, we have retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY, 10016, to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and to contact brokerage houses and other nominees, fiduciaries and custodians to request that such entities forward soliciting materials to beneficial owners of our common stock. For these services, we will pay MacKenzie Partners, Inc. a fee of $30,000, plus expenses.
Is my vote confidential?
Proxies, ballots, and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.
How do I find out the voting results?
Preliminary voting results will be announced at the meeting and final voting results will be published in our Current Report on Form 8-K within four business days following the Annual Meeting. We will file this current report with the Securities and Exchange Commission (“SEC”). After the Form 8-K is filed, you may obtain a copy by:
•     visiting our website; or
•     contacting our Investor Relations department at (408) 519-9677.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on August 7, 2014.
This Proxy Statement and the 2014 Form 10-K are available on the Internet at: http://www.tivo.com/2014proxy.

PROPOSAL 1
ELECTION OF CLASS III DIRECTORS
Our Amended & Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Unless the Board determines that vacancies or newly created directorships shall be filled by stockholders, vacancies and newly created directorships on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.
The Board has selected two Class III director nominees to be re-elected at the 2014 Annual Meeting of Stockholders. All of the nominees for election to this class are currently directors of TiVo. The term of office of each person elected as a director at this meeting will continue until the 2017 Annual Meeting or until the director's successor has been duly elected or appointed and qualified, or until such director's earlier death, resignation, or removal.
Ms. Heidi Roizen, a current member of the Board with a term expiring at the 2014 Annual Meeting, has elected not to seek re-election and will be retiring from the Board effective as of the date of the Annual Meeting, August 7, 2014. The Board has passed a resolution reducing the number of directors on the Board from eight to seven, which will become effective concurrent with the expiration of Ms. Roizen’s term.
Directors, in an uncontested election, such as this, are elected by the affirmative vote of a majority of the votes cast by the shares represented and entitled to vote on the proposal at the meeting. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management and the Board have no reason to believe that any nominee will be unable to serve. There are no family relationships among any of the directors, director nominees, or executive officers of TiVo.
The names of the nominees, their ages as of May 1, 2014 and certain other information about them are set forth below:

Thomas Rogers

Age:	59

Director Since:	2003

Class/Expiration:	Class III/2014

Committee:	None

Principal Occupation:
President and Chief Executive Officer, TiVo Inc. since July 2005; Vice Chairman of TiVo from October 2004 to July 2005; Chairman of TRget Media, a media industry investment and operations advisory firm, from July 2003 to present; Senior Operating Executive for media and entertainment for large private equity firm Cerberus Capital Management from 2004 until July 2005; Chairman of the Board of Teleglobe International Holdings, Ltd. (NASDAQ:TLGB), a provider of international voice, data, internet, and mobile roaming services, from November 2004 to February 2006; Chairman and CEO of Primedia, Inc. (NYSE:PRM), a print, video, and online media company, from October 1999 until April 2003; and President of NBC Cable and Executive Vice President, among other positions, at National Broadcasting Company, Inc., a television broadcast company, from January 1987 until October 1999.

Other Directorships:
Dex Media, Inc. since April 2013; SuperMedia, formerly Idearc Inc., which filed for bankruptcy in 2009 (NYSE: SPMD) from November 2006 until April 2013; formerly Chairman of the Board of Teleglobe International Holdings, Ltd. (NASDAQ: TLGB) from November 2004 to February 2006; formerly Chairman of the Board and Chief Executive Officer of Primedia, Inc. (NYSE:PRM), a print, video, and online media company, from October 1999 to April 2003.

Qualifications:
Mr. Rogers's qualifications for service on the Board include his extensive leadership and business experience as exemplified by his years of experience as a senior executive in the media, entertainment and technology industries including with Primedia, NBC (including his role in the founding of CNBC and MSNBC), and Cerberus Capital Management as a senior operating executive for media and entertainment as well as his in-depth knowledge of TiVo's business, strategy and management team, and his participation on our Board and other public company boards.

David Yoffie

Age:	59

Director Since:	2011

Class/Expiration:	Class III/2014

Committee:	None.

Principal Occupation:
Max and Doris Starr Professor of International Business Administration at Harvard Business School, where he has taught since 1981. Dr. Yoffie previously served as Senior Associate Dean and Chair of Executive Education from 2006-2012 at Harvard Business School, as well as Chairman of Harvard Business School's Strategy department from 1997 to 2002, Chairman of the Advanced Management Program from 1999 to 2002, and Chairman of Harvard's Young Presidents' Organization from 2004 to 2012. He now chairs Harvard's World President's Organization program.

Other Directorships:	Intel Corporation (NASDAQ:INTC) since 1989; Financial Engines, Inc. (NASDAQ:FNGN) since June 2011; formerly on the board of Charles Schwab Corporation (NYSE:SCHW) until 2007.

Qualifications:
Dr. Yoffie's qualifications for service on our Board include his more than 30 years as a scholar and educator in the field of international business administration at Harvard University. Dr. Yoffie has significant experience and knowledge regarding the development of successful international business technology enterprises. His participation on other public company boards, including as the longest serving director of Intel, provides significant cross-board experience.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1

DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS DO NOT EXPIRE IN 2014
The members of the Board whose terms do not expire at the 2014 Annual Meeting and who are not standing for election at this year's Annual Meeting are set forth below:

Peter Aquino

Age:	53

Director Since:	2010

Class/Expiration:	Class I/2015

Committee:	Compensation Committee.

Principal Occupation:
Founder and Managing Partner of Broad Valley Capital, LLC, a telecom investment and advisory company since April 2013; Executive Chairman of Board, from December 2012 until April 2013, and Chairman, Chief Executive Officer and President, from November 2010 to December 2012, of Primus Telecommunications Group, Incorporated (NYSE: PTGI), an integrated facilities-based communications services provider; President and Chief Executive Officer of RCN Corporation (NASDAQ: RCNI), an all-digital cable television service provider, from December 2004 to August 2010.

Other Directorships:	Fairpoint Communications (NASDAQ: FRP) since May 2014; Chairman, United Way Worldwide, U.S. board of Trustees since May 2013; Primus Telecommunications, Inc. from November 2010 until April 2013.

Qualifications:
Mr. Aquino's qualifications for election to our Board include his leadership skills and years of executive experience working in the cable and telecommunications business. Under Mr. Aquino's leadership, RCN was built into an all-digital HDTV cable MSO in five major cities, launched one of the first TiVo/MSO partnerships, and created an advanced fiber-based commercial network through organic and acquisition strategies. Mr. Aquino led the company from emergence of bankruptcy to an ultimate sale in 2010. Prior to joining RCN, Mr. Aquino was Senior Managing Director of Communications Technology Advisors LLC, focused on restructuring telecom and media companies from 2001 to 2004. Prior to that, Mr. Aquino was the COO of the first triple play companies in Latin America - designing, building, and operating an integrated cable TV and CLEC throughout nine major cities in Venezuela from 1995 and 2000. Mr. Aquino began his career at Bell Atlantic (now Verizon) in 1983 and has over 25 years of telecom/cable operating experience. Mr. Aquino currently serves as a director of United Way of America and is a graduate of Montclair State College and has an MBA from George Washington University.

William Cella

Age:	64

Director Since:	2009

Class/Expiration:	Class II/2016

Committee:	Compensation Committee.

Principal Occupation:
Partner, The Cheyenne Group, an executive search firm, since February 2013;
Chairman and Chief Executive Officer of The Cella Group LLC, a media, marketing and sales consulting firm, since March 2008; from July 2002 until March 2008 Chairman and Chief Executive Officer of MAGNA Global Worldwide, a unique media negotiation, research and programming unit of the Interpublic Group of Companies.

Other Directorships:	Crown Media Holdings, Inc. (NASDAQ GM: CRWN).

Qualifications:
Mr. Cella's qualifications for election to our Board include his leadership skills and years of experience in media negotiation, programming creation and branded content reflected in his extensive experience in network, cable and syndicated television, including being inducted into the Broadcasting and Cable Hall of Fame in 2007, as well as his participation on our Board and on our Compensation Committee.

Jeffrey T. Hinson

Age:	59

Director Since:	2007

Class/Expiration:	Class II/2016

Committee:	Audit Committee, Chair; Strategy Committee.

Principal Occupation:
President of YouPlus Media, L.L.C., an online video content marketing company, since June 2009; President and CEO of Border Media Partners from July 2007 to July 2009; Financial Consultant from January 2006 until June 2007; Executive Vice President and Chief Financial Officer of Univision Communications, a Spanish language media company, from March 2004 to June 2005 and consultant to Univision Communications from June 2005 until December 2005; Senior Vice President and Chief Financial Officer of Univision Radio, the radio division of Univision Communications, from September 2003 to March 2004.

Other Directorships:	Live Nation Entertainment (NYSE: LYV); Chairman, Windstream Corporation (NASDAQ: WIN); Ares Commercial Real Estate Corporation (NYSE: ACRE) (until June 2014).

Qualifications:
Mr. Hinson's qualifications for service on the Board include his extensive financial and accounting experience. Through his current service on the audit committees of Live Nation Entertainment and Ares Commercial Real Estate as well as his prior service as a chief financial officer of two public companies, Mr. Hinson has deep experience in overseeing financial reporting processes, internal accounting and financial controls, independent auditor engagements, and the other functions of an audit committee of a public company. The Board has also determined that Mr. Hinson qualifies as an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission (“SEC”). Additionally, the Board values Mr. Hinson's experience as a board member on other telecommunications and media industry boards as well as his continued role as member of our Board, our Strategy Committee, and Chairman of our Audit Committee.

Daniel Moloney

Age:	55

Director Since:	2013

Class/Expiration:	Class I/2015

Committee:	Audit Committee

Principal Occupation:
Executive Partner, Siris Capital Group, LLC, a technology/telecom focused private equity company, since November 2013.; President of Motorola Mobility, Inc. from September 2010 until June 2012; President and CEO of Technitrol, Inc. from April 2010 until August 2010; Executive Vice President and President, Home and Networks Mobility for Motorola, Inc. from April 2007 until March 2010; Executive Vice President and President, Connected Home Solutions for Motorola, Inc. from June 2002 until March 2007.

Other Directorships:	Lantiq Semiconductor

Qualifications:
Mr. Moloney’s qualifications for service on the Board include his extensive executive experience in the telecommunications and media industry. With almost 30 years of experience in provide leading technology to the cable industry, Mr. Moloney has been at the forefront in commercializing key technologies such as HDTV and VoIP. The Board has also determined that Mr. Moloney qualifies as an “audit committee financial expert”, as defined by the rules of the Securities and Exchange Commission (“SEC”).

Thomas Wolzien
Age:	67

Director Since:	2007

Class/Expiration:	Class I/2015

Committee:	Lead Independent Director; Nominating and Governance Committee, Chair; Audit Committee; and Strategy Committee.

Principal Occupation:
Chairman of Wolzien LLC, a provider of consulting and advisory services to leading companies in the media and communications industries, since July 2005; prior to July 2005 Senior Media Analyst at Sanford C. Bernstein & Co., LLC, the sell-side research unit of Alliance Bernstein L.P.

Other Directorships:	None.

Qualifications:
Mr. Wolzien's qualifications for election to the Board include his leadership skills and lengthy service in the broadcasting industry and as a sell-side media analyst, his experience providing consulting and advisory services to leading companies in the media and communications industries as Chairman of Wolzien LLC, as an independent inventor with multiple patents in media and interactive television, as well as his participation on our Board including as Lead Independent Director, and membership on the Audit Committee, the Nominating and Governance Committee, and the Strategy Committee.

DIRECTOR NOT STANDING FOR RE-ELECTION WHOSE TERM EXPIRES IN 2014
Ms. Heidi Roizen has elected not to stand for re-election and her term expires as of the date of the 2014 Annual Meeting, August 7, 2014.

J. Heidi Roizen

Age:	56

Director Since:	2009

Class/Expiration:	Class III/2014

Committee:	Compensation Committee, Chair; Nominating and Governance Committee; and Strategy Committee.

Principal Occupation:
Venture Partner at venture capital firm Draper Fisher Jurvetson since February 2012;
Entrepreneurship Educator, Technology Ventures Program at Stanford University's Management Science and Engineering Department since January 2011; Chief Executive Officer, SLT, LLC, a motivational music company, from 2008 to 2012; from 1997 to 2007, Managing Director of Mobius Venture Capital, a technology venture fund with $2 billion under management; VP Worldwide Developer Relations, Apple, 1996-1997; CEO T/Maker Company 1983-1996.

Other Directorships:	DMGT (LSE:DMGT) since September 2012; Yellow Pages Group (TSX YLO.UN) of Montreal, Canada from August 2009 until May 2011; Online Resources, Inc. (NASDAQ: ORCC) from July 2008 to May 2009.

Qualifications:
Ms. Roizen's qualifications for service on the Board include her leadership skills gained from her experience as a CEO of a consumer software company and a media company as well as leadership roles in leading trade associations in the venture and software industries, her business experience working with high growth technology companies, including as an executive at Apple leading developer relations initiatives, as an entrepreneur, and as a venture capital investor, as well as her participation on public company boards, including our Board and her role as Chair of the Compensation Committee and membership on the Nominating and Corporate Governance Committee and Strategy Committee.

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE GUIDELINES; LEAD INDEPENDENT DIRECTOR
We have adopted corporate governance guidelines titled “Corporate Governance Guidelines of TiVo Inc.” which are available at www.tivo.com by first clicking “About us”, then “Investor Relations,” and then “Corporate governance.” These guidelines were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and to enhance the accountability of the Board to our stockholders. We updated our corporate governance guidelines in May 2011 to reflect the fact that the Board appointed Thomas Wolzien as Lead Independent Director in December 2010.
NO SHAREHOLDER RIGHTS PLAN
We currently have no Shareholder Rights Plan (the “Rights Plan”), as our Rights Plan expired on October 29, 2011.
DIRECTOR INDEPENDENCE

The Board makes an annual determination of independence as to each Board member under the current standards for “independence” established by NASDAQ Global Market (“NASDAQ”). In May 2014, the Board determined that all of its directors, except Mr. Rogers, TiVo's Chief Executive Officer, are independent under these standards.
DIRECTOR NOMINATING PROCESS
The Nominating and Governance Committee considers candidates for director nominees proposed by directors and security holders. The Committee may also retain recruiting professionals to identify and evaluate candidates for director nominees.
The Committee evaluates all aspects of a candidate's qualifications in the context of the needs of the Company with a view to creating a Board with a diversity of experience and perspectives. In accordance with the Nominating and Governance Committee's charter, the same evaluating procedures apply to all candidates for director nomination, including candidates submitted by security holders. Among a candidate's qualifications and skills considered important are personal and professional integrity, ethics, and values; a commitment to representing the long-term interests of security holders; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience and/or academic expertise in the Company's industry and with relevant social policy concerns; experience as a board member of another publicly held company; and practical and mature business judgment. The Committee gives consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but the Committee does not have a formal policy regarding Board diversity.
The Nominating and Governance Committee will consider prospective candidates nominated by security holders, in accordance with the Company's Amended & Restated Bylaws and its Amended & Restated Certificate of Incorporation, if the name(s) and supporting information are submitted by certified or registered mail to: Corporate Secretary, TiVo Inc., 2160 Gold St., P.O. Box 2160, San Jose, CA 95002. Any stockholder who desires to recommend a candidate for nomination to the Board who would be considered for election at the Company's 2015 Annual Meeting must do so no earlier than April 3, 2015 and no later than May 3, 2015 in accordance with the provisions of the Company's Amended & Restated Bylaws.
Majority Vote Standard
In 2012, our Board of Directors approved an amendment to our Amended & Restated Bylaws that changed the vote standard for the election of directors in uncontested elections from a plurality standard to a “majority of the votes cast” standard following the 2012 Annual Meeting of Stockholders. This means each director must be elected by the affirmative vote of a majority of the votes cast by the shares represented and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a candidate for director must exceed the number of votes cast “against” that director. Any nominee for director in an uncontested election who fails to receive a greater number of votes cast “for” his or her election than votes cast “against” such director's election is expected to tender his or her resignation for consideration by the Nominating and Governance Committee, or, alternatively, a committee consisting solely of independent directors. Any nominee who fails to receive the requisite vote shall not participate in the deliberations or decisions of the Nominating and Governance Committee or committee of independent directors. The Nominating and Governance Committee or committee of independent directors will make a determination as to whether to accept or reject the resignation or whether other action should be taken (including whether to request that the subject director resign from the Board if the director has not tendered his or her resignation).
In a contested election (i.e., where the number of nominees exceeds the number of directors to be elected), the plurality vote standard remains in place.
SECURITY HOLDER COMMUNICATIONS WITH THE BOARD
Security holders may contact the Board regarding bona fide issues or questions about TiVo by mail, facsimile, or e-mail, addressed as follows: Board of Directors, or individual director, c/o Corporate Secretary, 2160 Gold St., P.O. Box 2160, San Jose, CA 95002; or by Fax: (408) 519-3304; or by e-mail: Board@tivo.com. The Corporate Secretary periodically will forward such communications or provide a summary to the Board or the relevant members of the Board.
CODE OF CONDUCT
We have adopted a code of conduct that applies to all our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, as required by applicable securities laws, rules of the SEC, and the applicable NASDAQ listing standards. This code of conduct is posted on our

Website located at www.tivo.com. The code of conduct is available at www.tivo.com by first clicking “About us”, then “Investor Relations,” then “Corporate governance” and finally click on “Code of Conduct.”
BOARD LEADERSHIP STRUCTURE
In December 2010, the Board appointed Mr. Wolzien as Lead Independent Director to work with our Chief Executive Officer in setting the agenda of Board meetings and to focus on the development and maintenance of governance practices that support the Board in meeting a high level of performance with regards to the duties of the members of the Board, including leading executive sessions of the Board's independent directors. The Company's Corporate Governance Guidelines state that the Company has no fixed policy on whether the roles of chairman of the board and chief executive officer should be separate or combined, with this decision being made by the Board based on the best interests of the Company considering the circumstances at the time. Currently, the Board does not have a designated chairman although the roles are functionally combined with our Chief Executive Officer, Mr. Rogers, managing those duties, including Board agendas, schedules, and meetings. Mr. Rogers, who is responsible for the day-to-day operation of the Company, possesses a detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company. Mr. Rogers is best positioned to efficiently manage the process for creating board agendas, with Board input through its lead independent director. Additionally, each Committee of the Board has a standing position on the Board's agendas to report its activities and its concerns, if any, to the full Board. The Committee chairs have regular contact with the CEO, directly and through regular meetings of the strategy committee, and there are frequent operational and strategy updates between Board members and management which ensure the kind of direct flow of information and input between the Board and management that keeps the Board's time and attention focused on the most critical matters impacting the efficient execution of the Company's strategic plans. The Board believes that its independent, non-management directors, which currently make-up seven of eight directors, provide a range of strong and independent views and opinions and sufficiently balance the governance needs of the Company. In addition, the Company's non-management directors meet in periodic executive sessions without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. While the Board believes this approach has functioned appropriately without a designated chairman of the Board, the Board may review the lack of a designated chairman in the future to evaluate alternative structures.
BOARD INVOLVEMENT IN RISK OVERSIGHT AND RISK ASSESSMENT OF COMPENSATION PRACTICES
Day-to-day management of risk is the direct responsibility of the Company's Chief Executive Officer and the senior leadership team. The Board has oversight responsibility for managing risk at the Company, focusing on the adequacy of the Company's risk management and risk mitigation processes. The Board recognizes that an important part of its responsibilities is to evaluate the Company's exposure to risk and to monitor the steps management has taken to assess and control risk. For example, at each Board meeting, management provides the Board with updates on the Company's strategic and operational plans for the year including its execution of operational and strategic priorities, such as research and development initiatives, on-going litigations, and potential business deals as well as risks presented by current business strategy, competition, evolving government regulations and legal compliance requirements, general industry trends including the disruptive impact of technological change, capital structure and allocation, mergers and acquisitions, information security risks, and disaster recovery preparedness. In addition to the discussion of risk at the Board level in connection with these strategic and operational areas, the Board's standing committees also focus on risk exposure as part of their on-going responsibilities. As such, our Audit Committee focuses on oversight of financial and enterprise risks relating to the Company, including financial reporting and disclosure risks. As part of the Audit Committee's duties, it receives reports, including quarterly updates, on our annual risk assessment performed by our internal audit team in connection with the development of a plan for an evaluation of the effectiveness of our internal control over financial reporting, which is subject to the review and approval of the Audit Committee. Our internal audit function prepares these risk assessments by conducting quantitative and qualitative risk assessment to identify individual process and enterprise-wide financial reporting risks. In addition, our Nominating & Governance Committee focuses on reputational and corporate governance risks relating to our Company; and our Compensation Committee focuses primarily on risks relating to remuneration of our officers and employees.
In setting compensation, the Compensation Committee regularly reviews with management the Company's compensation policies and practices for employees as they relate to risk management and, based upon this review, the Company believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future.
Specifically, the Company believes that the elements of the Company's compensation program do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount and thus do not encourage risk taking. While Company annual bonus program and sales commission plans focus on achievement of short-term or annual goals, and short-term or annual goals may encourage the taking of short-term risks at the expense of long-term results, given the sales employees' other compensation opportunities and the Company's internal control procedures, the Compensation Committee and management believe that the annual bonus program and sales commission plans appropriately balance risk and the desire to focus certain employees on specific short-term goals important to the Company's success.
A significant portion of the compensation provided to the Company's executives, and a material amount of the compensation provided to other employees, is in the form of long-term equity awards that are important to help further align employee interests with those of the Company's stockholders. The Company does not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company's stock price, and because awards are staggered and subject to long-term vesting schedules to help ensure that employees have significant value tied to long-term stock price performance.
 This Proxy Statement, including the preceding paragraphs, contains forward-looking statements. The Company has based these forward-looking statements largely on the Company's current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect the Company's business and specifically those factors discussed from time to time in the Company's public reports filed with the SEC, such as those discussed under the heading, “Risk Factors,” in the Company's most recent Annual Report on Form 10-K, and as may be updated in subsequent SEC filings.
MEETINGS AND COMMITTEES OF THE BOARD
THE BOARD
Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board and applicable committee meetings. The Board met 9 times during the fiscal year ended January 31, 2014. Each director attended at least 75% of all Board and applicable committee meetings during the fiscal year ended January 31, 2014. One Board member attended our 2013 Annual Meeting.
THE COMMITTEES
The Board has the following four standing committees: (1) Audit; (2) Compensation; (3) Nominating and Governance; and (4) Strategy. The composition of the committees for fiscal year 2015 is presented in the table below. Each of these committees has a written charter approved by the Board. The Board has affirmatively determined that each director who currently serves on the Audit, Compensation, Nominating and Governance, and Strategy Committees is independent, as the term is defined by applicable NASDAQ listing standards and SEC rules. A copy of each of our written committee charters can be found at www.tivo.com by first clicking “About us”, then “Investor Relations,” and then “Corporate governance.”
Audit Committee. The Audit Committee is responsible for, among other things, making recommendations to the Board regarding the engagement of our independent registered public accounting firm, reviewing with the independent registered public accounting firm, the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, and reviewing the adequacy of our internal control and financial reporting. The Audit Committee is currently composed of three outside directors who are not our officers or employees. The Board has determined that each member of the Audit Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that Mr. Hinson is an “audit committee financial expert” as defined by SEC rules.
Compensation Committee. The Compensation Committee is responsible for determining salaries and incentive compensation for our directors and executive officers and for administering our stock plans. The members of our Compensation Committee are “independent” as required by the listing requirements of NASDAQ. For further discussion of the process and procedures for the consideration and determination of executive and director compensation, see “Compensation Discussion & Analysis.”
Nominating and Governance Committee. The Nominating and Governance Committee was established by the Board in November 2002 for the purpose of, among other things, (i) making recommendations to the Board regarding candidates for membership on the Board and regarding the size and composition of the Board, (ii) establishing procedures for the nomination process, and (iii) reviewing matters related to our corporate governance. The members of our Nominating and Governance Committee are “independent” as required by the listing requirements of NASDAQ.
Strategy Committee. The Strategy Committee is authorized and directed by the Board to oversee the strategic planning process that management is responsible for, including the identification and setting of strategic multi-year goals and expectations, material business and product initiatives of the Company, and strategic financial and capital market activities of the Company.
The following table sets forth the composition of the Board's standing committees for fiscal year 2015 as well as the number of meetings for each standing committee during fiscal year 2014:

Composition of Board's Standing Committees for Fiscal Year 2015

Name of Director	Audit	Compensation	Nominating and Governance	Strategy
Independent Directors
Pete Aquino		M
William Cella		M
Jeffrey T. Hinson	C			M
Daniel Moloney	M
J. Heidi Roizen		C	M	M
Thomas Wolzien (L)	M		C	M
David Yoffie
Employee Director
Thomas Rogers

Number of Meetings in Fiscal Year 2014	8	7	—	10

M = Committee member; C = Chair
L = Lead Independent Director

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of our Compensation Committee are Messrs. Aquino and Cella and Ms. Roizen. None of the current members of our Compensation Committee is currently or has been, at any time since the Company's inception, an officer or employee. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We have adopted a written related party transaction policy. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Exchange Act of 1934, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, when the amount involved exceeds $120,000 and a related party had or will have a direct or indirect material interest. Under the policy, our executives and certain other employees are required to consult with our legal department upon learning of any proposed transaction that may constitute a related party transaction. If our legal department determines that the proposed transaction constitutes a related party transaction under applicable NASDAQ listing standards and SEC rules, in accordance with our Audit Committee Charter, such related-party transaction must be (i) approved by the Audit Committee or a majority of the independent and disinterested members of the Board, (ii) on terms no less favorable to TiVo than could be obtained from unaffiliated third parties, and (iii) in connection with bona fide business purposes. Our executive management, General Counsel, and Chairman of the Audit Committee will also confer with regard to any potential transactions that may not otherwise constitute a related party transaction under applicable NASDAQ listing standards and SEC rules in order to determine whether it may be appropriate to submit such transaction for review, approval, and/or ratification by the Audit Committee or a majority of the independent and disinterested members of the Board. For a discussion of other transactions with related parties described elsewhere, see the headings "Corporate Governance-Director Independence", “Executive Compensation and Other Information-Compensation Discussion and Analysis-

Severance and Change of Control Payments” and “Executive Compensation and Other Information-Employment, Severance, and Change of Control Agreements.”
Directors and Executive Officers.
We have entered into indemnity agreements with substantially all of our directors and officers that provide, among other things, that TiVo will indemnify each such persons, under circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be a party by reason of his or her position as a director, officer or employee, and otherwise to the full extent permitted under Delaware law, TiVo's Amended & Restated Bylaws, and TiVo's Amended & Restated Certificate of Incorporation.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS The following discussion and analysis contains statements regarding individual and company performance targets and goals used in setting compensation for our named executive officers. These targets and goals are disclosed in the limited context of the Company's compensation programs and should not be understood to be statements of management's future expectations or estimates of future results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.
Executive Summary
Say-on-Pay Vote, Shareholder Feedback, and Committee Responsiveness

Stockholder outreach is an integral part of our business practices, as stockholders provide feedback on a variety of topics, including our operations, governance, and compensation. Members of our executive management team talk to and receive feedback from our investors through continual conversations and outreach. In 2013, we sought input from our 25 largest investors (representing approximately 70% of our outstanding shares) as well as the various proxy advisory groups, in an effort to ensure that we understood and addressed, to the extent possible, our investors’ concerns and considerations in connection with our corporate governance and compensation policies. Our outreach efforts were specifically aimed at creating an ongoing dialog with our investors to address compensation and any other topics on their minds. This feedback was received during meetings attended by our Lead Independent Director, CEO, and/or members of the legal and investor relations staff leading up to and after our 2013 Annual Meeting.

Following our 2013 Annual Meeting, in recognition of the 60% support for our Say-on-Pay proposal, we presented this investor feedback to our Board of Directors (the “Board”) and our Board’s Compensation Committee (the “Committee”) to ensure our investor views were understood and incorporated into the formulation of future governance and compensation decisions. Following the meeting, our CFO and VP, Investor Relations have continued to maintain contact with our stockholders (including being joined by our Lead Independent Director in certain instances) to explain and solicit feedback regarding our business and compensation strategies. The Committee took action and approved several important changes to our executive compensation practices in response to the advisory vote and stockholder feedback received to date.

The following table highlights the most prevalent feedback from our stockholders and our Committee’s actions to address stockholders' concerns about our compensation program. Due to the fact that our executive compensation decisions are made at the beginning of each fiscal year and the timing of our Annual Meeting falls after such decisions have been made for a particular fiscal year, many of the compensation and governance actions taken by the Committee were made prospectively for our fiscal year ending January 31, 2015 following the outcome of our stockholder advisory vote in July of last year on our executive compensation program for the fiscal year ended January 31, 2013.

Stockholder Feedback	Compensation Committee Action

Program governance to be improved:
TiVo had not adopted a compensation recoupment ("claw-back") policy
During FY14, the Committee approved a claw-back policy, which allows for recoupment of cash and equity incentive awards paid to executives on the basis of the financial results that are restated due to material non-compliance with reporting requirements

No stock ownership guidelines.
Stock ownership guidelines were adopted for officers and non-employee directors;
The guidelines count only fully-vested, owned shares, so officers and directors are required to hold shares received beyond vesting or exercise.

CEO contract includes an excise tax gross-up provision for equity awards until FY15
In light of the impending sunset in FY15 of the CEO's gross-up provision for equity awards, the Committee determined it would be appropriate to continue the CEO contract without amendment as the gross-up will no longer apply to equity awards granted after FY15.

Performance and Recognition of Litigation Success:
TiVo achieved remarkable litigation success during FY14 and in recognition of that success the Committee tied the CEO's special FY14 award to significant future stock price appreciation.
The Committee determined that the modification to existing performance awards in FY14, which provided a new compensation opportunity tied to an over 50% increase in stock price at the time of modification, continued to appropriately link future pay with an increase in shareholder value.

Concern that litigation results were considered in multiple aspects of the compensation program (so called "double-dipping")
When reviewing FY14 results and approving annual bonus payouts the Committee scored the CEO's litigation component at 0% of target due to the payment of other awards.
Further, going forward in FY15, since we have no material pending intellectual property litigation, the annual bonus results are not expected to be impacted by litigation outcomes.

Pay-for Performance Alignment:
Continue to tie a majority of compensation to achievement of performance goals and/or stock price performance.
The Committee approved three important changes in the FY15 compensation program to increase alignment of pay with performance:
1.Granting of 75% of CEO's annual FY15 long-term equity award as performance-based stock (versus 50% in FY14); equity awards for other named executive officers were increase to 50% performance based (versus as low as 25% in FY 14).
2.Elimination of multiple performance measurements in equity performance grants in FY15 (as compared to FY14).
3.Use of a relative peer stock performance metric for FY15 equity awards (comparing TiVo stock price performance to the stock price performance of the Russell 2000 Index of companies), which will not vest until after a minimum of 3 years.

The following further highlights key features of our executive compensation program:

Highlights of our Compensation Programs

Our Compensation Practices:	Tie Pay to Performance. A significant portion of each executive officer’s target annual compensation is tied to corporate and individual performance.
Conduct Annual Say-on-Pay Vote. Consistent with the outcome of the vote by our shareholders in 2011, the Company determined that it would be appropriate and consistent with our stockholders’ interests to conduct an annual say-on-pay advisory vote.

Grant Performance-Based Long-Term Equity Awards. 50% of annual long-term equity awards for our CEO and between 25% and 40% for our other named executive officers granted in our fiscal year 2014 are tied to the performance metrics, including achievement of pre-determined stock price targets or Adjusted EBITDA (defined below) targets. For fiscal year 2015, we increased this ratio to 75% performance-based vesting awards to 25% time-based vesting awards for our CEO and for our other named executive officers this ratio was increased to 50% performance-based vesting awards to 50% time-based vesting awards.

Tie Performance-Based Awards to Relative Stock Performance. The performance metrics applicable to our performance-based equity awards for our CEO and other named executive officers for fiscal year 2015 measure TiVo’s total stockholder return relative to the total stockholder return of companies in the Russell 2000 Index.

Use of Long Vesting Periods. Our equity awards generally vest over a three or four year period.
Institute a Policy to "Clawback" Incentive Compensation. A Clawback Policy applies to incentive compensation paid to our executive officers and permits the Company to recover compensation in the event of a restatement of the reported financial or operating results of the Company due to material non-compliance with financial reporting requirements.

Retain an Independent Compensation Consultant. Our independent compensation consultant, Frederic W. Cook & Co. is retained directly by the Committee and performs no other services for the Company.
Maintain Executive Equity Ownership Requirements. The Company adopted robust stock ownership requirements to apply to our senior executive officers, requiring them to hold a multiple of 1 to 3 times their annual compensation in equity, creating a further link between management and stockholder interests.

Maintain Double-Trigger Arrangements. Our equity plans and executive change in control agreements provide that our executive officers will be entitled to acceleration of their unvested equity awards only in the event of a qualifying termination of employment following a change in control.

What We Don’t Do:
No Perquisites. In 2013, the Company eliminated perquisites in the form of allowances to the Chief Executive Officer and the Company does not provide any perquisites to any other named executive officer.

No Repricing of Stock Options. Our Amended and Restated 2008 Equity Incentive Awards Plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.

Sunset of Gross-Up. The Company does not maintain any gross-up arrangements with its named executive officers or other employees, other than the Internal Revenue Code Section 280G gross up under our CEO’s employment agreement originally implemented in 2007, which was subsequently amended to exclude any gross-up related to equity awards granted to him after fiscal year 2015.

No Hedging or Pledging. Our insider trading policy prohibits our named executive officers, employees, and directors from hedging or pledging our shares.
Alignment of Pay with Performance
•Increased Commitment to Performance-Based Compensation. From fiscal year 2013 through fiscal year 2014, the percentage of our Chief Executive Officer’s compensation that is performance based increased from 46% in FY13 to 60% in FY14 (based on the amount of our Chief Executive Officer’s compensation that is not attributable to his base salary or time-based equity awards, but instead is linked to his performance-based cash and equity compensation). Equity awards represented approximately 65% of our named executive officers' aggregate cash and equity compensation in fiscal year 2014. In fiscal year 2014, the Company introduced performance-based vesting conditions for all its named executive officers with respect to a portion of their annual fiscal year 2014 equity awards, whereas previously only the Chief Executive Officer had been granted performance-based vesting equity awards. For fiscal year 2014, approximately 60% of our Chief Executive Officer's and 40% of our other named executive officers' total compensation (as reported in the Summary Compensation Table) was paid in the form of cash and equity incentives that are tied to the Company's performance, emphasizing our focus on pay for performance. Further, 20% of our Chief Executive Officer’s total compensation in FY14 is attributable to the an award for litigation success which requires previously granted shares to reach a stock price that is more than 50% above current levels (as of May 15, 2014) in order to vest. This places greater emphasis on long-term at-risk pay, offering exceptional alignment with stockholder interests and driving long-term performance and retention.

As part of this commitment to greater use of performance-based compensation, for fiscal year 2015 the Committee increased our Chief Executive Officer’s performance-based vesting portion of his equity award to 75% (from 50% in the prior fiscal year). In addition to increasing the percentage of our Chief Executive Officer’s compensation that is linked to performance for fiscal year 2015, the Committee continued to emphasize the long-term incentive nature of the performance (establishing performance targets that are based on a minimum three-year performance measurement period) and the introduction of a relative peer performance metric for fiscal year 2015 equity awards (using a comparison of Company stock price performance to the stock price performance of the Russell 2000 Index of companies that will not vest until at least the third anniversary of date of grant). We recognize that best practices is moving in the direction of using this approach to provide a stronger link between pay and performance and our shareholders echoed this sentiment when providing input on the design of our compensation program. In this regard, we intend to continue to monitor the trends of our competitors and to continue to solicit input from our shareholders, all to be evaluated in the context of what is appropriate for TiVo. Similar to the changes made to our Chief Executive Officer’s mix of performance- vs. time-based equity, we again increased the percentage of our equity awards tied to performance-based vesting conditions in fiscal year 2015 for our other named executive officers from as low as 25% in fiscal year 2014 to 50% in fiscal year 2015 for all our other named executive officers.

•Time-Based Vesting Added to Performance-Based Vesting Awards Granted to our Chief Executive Officer in FY14 and Multiyear Performance Measurement Period added to Performance-Based Vesting Awards in FY15. In fiscal year 2014, we added time-based vesting to all of our Chief Executive Officer's performance grants such that in the event early achievement of his performance targets is achieved, the performance-based restricted stock award will become subject to time-based vesting restrictions causing such grant to vest in equal annual installments similar to the time-based vesting awards granted in the same year. We eliminated this practice going forward for fiscal year 2015 because the Committee determined that increasing the percentage of equity subject to performance-based vesting was a more powerful incentivizing tool. Instead, the fiscal year 2015 performance-based criteria is structured such that it cannot be achieved until the fourth year. Our commitment to performance-vesting equity awards strengthens the link between our executives' pay and the Company's performance and thereby our stockholders’ interests.

•Increase in Rigor of FY14 Bonus Plan Goals Resulted in Lower Cash-Incentive Payout for our Chief Executive Officer. In fiscal year 2014, the Committee set rigorous targets for the payment of incentive performance-based cash compensation. For instance, specific performance targets related to service and technology revenues and ending fiscal year cash were increased significantly from the prior year. And it is important to highlight, as further detailed below, the Company achieved substantial awards in settlement of pending intellectual property litigation that were reflected in our actual results in FY13 and FY14. These settlements were by their nature singular, one-time events that were uncertain and not predictable at the time bonus plans were set and therefore not included in the annual goal-setting process. While our Chief Executive Officer’s performance and the Company’s performance remained strong, his percentage of out-performance against his target bonus goals decreased by 46% in fiscal year 2014 from fiscal year 2013 (even while the Company achieved significant operational, financial, and litigation milestones noted below).
Anti-Hedging and Anti-Pledging Policies. The Company’s insider trading policy has for many years prohibited the pledging of Company stock as collateral or security by employees, directors, and consultants. In fiscal year 2014, the Company amended its insider trading policy to further prohibit all employees, directors, and consultants from engaging in any transaction intended to hedge against a drop in the price of the Company’s stock.
Clawbacks: Recovery of Incentive Compensation Policy. In fiscal year 2014, the Company instituted an incentive compensation "clawback" policy with regard to incentive compensation, including cash performance bonuses and equity grants applicable to TiVo's executive officers. This policy authorizes TiVo's board of directors to recoup any cash and equity incentive compensation that the board determines was improperly paid to an executive officer in connection with such executive officer's improper acts or omissions and such acts or omissions ultimately related to a future restatement of the Company’s financial reports within 3 years, generally.
Executive Ownership Policy. Also in fiscal year 2014, the Company instituted an equity ownership policy effective February 1, 2014 for its senior executives. The policy requires that the Chief Executive Officer and senior executives hold Company stock with a value equal to three times and one times base salary, respectively.

Level	(As a multiple of base salary)
Chief Executive Officer	3x
Other Senior Executives	1x
For purposes of calculating ownership under the policy, we only count actual owned, vested shares, so that the policy requires our senior executives to hold Company stock beyond the service- and performance-based vesting schedules of their equity awards. We do not include unearned or unvested awards in our ownership calculation. The Committee believes this policy is more rigorous than a guideline set at a higher multiple of salary that counts unvested performance or restricted awards or unexercised stock options as ownership since the Committee believes actual owned, vested shares better aligns the interests of management and our stockholders. All of our named executive officers have met and currently exceed these ownership guidelines.
Strong Company Performance in Fiscal Year 2014
TiVo’s fiscal year 2014 marked the third consecutive year of record-setting performance by TiVo. We experienced significantly improved performance as a company on several fronts that factored into the Committee's determinations regarding overall cash and equity incentive compensation for the year. The most significant factors demonstrating our strong performance during the fiscal year were the following:
•Highest ever Service & Technology revenue of $304.5M in FY14, a 29% increase over FY13;
•Adjusted EBITDA of $159.6M, up 267% versus FY13;
•Increased cash position to $1.03B from $627M (up 80% from the prior year);
•An increase in service revenues from television service operators (MSOs) of 44% year-over-year in FY14;
•TiVo now has relationships with 18 of the top 25 television operators in the U.S. and with major international operator customers in U.K., Spain, Sweden, and elsewhere, including a number of MSOs signed during FY14, setting the groundwork for continued future growth;
•Launched TiVo Roamio with extremely positive reviews in the fall of 2013, leading to a 40% year-over-year increase in TiVo-Owned gross additions and the first positive subscription quarter for TiVo's retail service in approximately six years during Q4 of fiscal year 2014;
•Total subscriptions reached 4.2 million at the end of FY14, including an increase of over 177% in MSO subscriptions in two years; and
•Intellectual property litigation success in FY14 with $490 million in settlements from Cisco, Motorola and Google, achieving an aggregate amount of approximately $1.6 billion in guaranteed payments from intellectual property litigation.
In the nine years since our CEO took over management of TiVo, TiVo's financial performance, operating business, and balance sheet have been transformed from tens of millions in Adjusted EBITDA losses to tens of million in Adjusted EBITDA profitability that included cash balances (comprised of cash, cash equivalents and short-term investments) of approximately $1 billion at the end of FY14.
We have structured TiVo's compensation program to create a strong linkage between pay and performance. In FY12 and FY13, as the following summary table of selected goals and actual achievements under the Company's bonus programs previously disclosed in the Company's proxy statements indicates, TiVo experienced strong operating results relative to its internal targets. In FY 2014, the Company continued to experience strong results relative to its internal targets. Adjusted EBITDA and Ending Cash Balance goals exceeded target while Service & Technology Revenues achievement was below target.

While we achieved strong out-performance on several pre-established goals in FY14, we did not achieve target performance in all areas. As a result and as an indication of the both the rigor of our performance goals and the linkage of our pay practices to actual performance, our CEO's bonus cash payment decreased 29% year-over-year.  Our target Adjusted EBITDA goal in FY14 of $4 million represented not only a $25 million improvement from the year prior's operating plan but was also above breakeven whereas the prior year's target Adjusted EBITDA reflected a loss.  It is also worth pointing out that FY13 Adjusted EBITDA of $43.5 million included $78.1 million in non-recurring litigation proceeds relating to the Verizon settlement, leading to a lower Adjusted EBITDA target in FY14 versus FY13, while at the same time targeting operating plan improvement.

$ in Millions	FY12		FY13		FY14
	Target	Actual	Target	Actual	Target	Actual
Adjusted EBITDA *	$(98.4)	$150.4	$(21)	$43.5	$4	$159.6
Ending Cash Balance*	$255	$618.8	$557	$626.8	$604	$1,103
Service & Tech. Revs. *	$170	$155	$227	$231	$270	$262
* For compensation purposes, as previously disclosed in the CD&A in TiVo's proxy statements to stockholders for each year, actual Adjusted EBITDA was adjusted for certain legal expenses in FY12, actual Ending Cash Balance goal was adjusted for the acquisition of TRA by TiVo in FY13 and for stock repurchases and litigation awards in FY14 and actual Service and Technology Revenues was adjusted in FY12 and FY14 for litigation proceeds recognized as Service and Technology Revenues and for revenues from TRA in FY13.

Executive Compensation Program
2014 Named Executive Officers
The Company's named executive officers, based on the Company's fiscal year ended January 31, 2014, also referred to as the Company's fiscal year 2014 or FY14, include:

•	Thomas S. Rogers, Chief Executive Officer and President;

•	Naveen Chopra, Chief Financial Officer & Senior Vice President Corporate Development and Strategy;

•	Charles (Dan) Phillips, Senior Vice President, Chief Operating Officer;

•	Jeffrey Klugman, Executive Vice President, General Manager Products and Revenue; and

•	Matthew Zinn, Senior Vice President, General Counsel and Chief Privacy Officer.
Goals and Objectives of the Program
Our Committee designs and implements the executive compensation program to:

•	closely align our executive compensation with company and stockholder success;

•	provide competitive compensation tied to strategic and financial results to further those strategic objectives;

•	support the Company’s long-term business strategy with tailored executive compensation initiatives to further those strategic objectives;

•	attract, retain and motivate our executive team in a competitive industry; and

•
use a combination of short-term and long-term incentives tied to Company performance and stockholder value to ensure executives are incented to deliver on short-term goals with a view toward maximizing long-term success.

It is also designed to reinforce a sense of ownership, perseverance, and overall entrepreneurial spirit and to link rewards to measurable corporate and departmental performance. By structuring goals in this fashion, and deemphasizing individual performance per se (there is some use of individual goals for personal motivation as discussed below but it’s not the prevailing driver), the Committee believes will foster a common purpose, goal and objective. With all of our leaders working together to reach the same objectives within their departments and the firm as a whole, the Committee believes the Company will benefit and, therefore, shareholder value will be maximized. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both short-term performance incentives in the form of cash and long-term performance incentives in the form of stock-based compensation.
The Committee has responsibility for establishing and monitoring adherence with the Company's compensation philosophy. The Committee reviews and recommends for approval by the Company's Board all compensation, both cash and equity, to be paid to our Chief Executive Officer and reviews and approves all compensation, both cash and equity, to be paid to our named executive officers. The Committee ensures that the total compensation paid to its named executive officers is fair as well as competitive. This section discusses the principles underlying the Company's executive compensation policies and decision-making processes of the Committee. It provides qualitative information regarding how compensation is awarded to and earned by the Company's named executive officers and places in context the data presented in the tables and narrative that follows.
Use of Independent Compensation Consultant
Based on the foregoing objectives, the Committee has structured the Company's annual performance-based cash compensation and long-term equity compensation to motivate executives to achieve the business goals set by the Board and reward the executives for achieving those goals. In furtherance of this, the Committee directly engaged Frederic W. Cook & Co. (“Frederic Cook”), an independent consulting firm providing executive compensation advisory services, for FY14 to conduct an annual review of the Company's total compensation program for the Company's executive officers, including the Company's named executive officers. For fiscal year 2014, Frederic Cook provided the following services on behalf of the Committee:
•Reviewed and advised upon the composition of the Company's compensation peer group;
•Reviewed and provided recommendations on the components of our compensation program and total compensation for all of the Company's executive officers, including the Chief Executive Officer;
•Provided assistance in the design of TiVo's equity compensation program, including analysis of the equity mix, aggregate share usage, burn rate, and target grant levels;

•Updated the Committee on best practices and emerging issues in the area of executive compensation; and
•Reviewed this Compensation Discussion and Analysis for inclusion in this proxy statement.
The Committee is satisfied with the qualifications, performance and independence of Frederic Cook. TiVo pays the cost for Frederic Cook's services. Frederic Cook does not provide any other services to TiVo, though it does work with management in developing equity compensation models for TiVo's non-executive employees and share usage metrics under the direction of the Chair of the Committee. After review and consultation with Frederic Cook, the Committee determined that Frederic Cook is independent and there is no conflict of interest resulting from retaining Frederic Cook currently or during the year ended January 31, 2014. In reaching these conclusions, the Committee considered the factors set forth in the SEC rules and the Nasdaq listing standards.
Comparison to Market Practices
During the process of compensation setting, Frederic Cook and the Committee reviewed relevant market data, including data from the public filings of the Company's select peer groups and from a Radford Executive Survey covering a broad set of high-technology companies. As part of its assessment, Frederic Cook reviewed alternatives to consider by the Committee when making compensation decisions including consideration of “market maker” peer group pay practices which are used for reference but not otherwise included as part of TiVo's overall compensation assessment.
In making compensation decisions, the Committee compares each element of total compensation against a select peer group of publicly-traded media and technology companies with which TiVo competes for talent. This select peer group, which is reviewed and approved by the Committee, consists of companies which the Committee believes represent our primary competitors for executive talent and operate in a similarly complex media/technology environment. For fiscal year 2014, our peer group included 28 technology and media companies within a reasonable size range of the Company. When evaluating the appropriateness of companies for inclusion in TiVo's peer group, market capitalization has been the preferred indicator for company size as opposed to revenues, which can vary markedly among those companies with which TiVo competes for talent. Although other bases for peer group selection were considered, the Committee believes market capitalization best reflects the value of TiVo's business because it reflects the market's value of both TiVo's advanced television business and its intellectual property (the latter of which may not be captured in comparisons based solely on annual revenue) and also reflects the competitive environment in which TiVo operates and competes for talent. The following represents the select peer group of technology and media companies used for FY14:

Akamai Technologies	InfoSpace	Salesforce.com
Arbitron	Limelight Networks	SeaChange International
Ariba	Lin TV	Shutterfly
Charter Communications	Madison Square Garden	Sinclair Broadcast Group
Comscore	Netflix	Sirius XM Radio
Digital River	Opentable	Synchronoss Tech
Dolby Laboratories	Pandora Media	ValueClick
Dreamworks Animation	RealD	WebMD Health
Expedia	Realnetworks
IAC Interactive	Rovi
The companies in the peer group for 2014 have the following profile:

($ Millions)	TiVo	Peer Group Median
Market Capitalization(1)	$1,652	$1,249
Revenues(2)	$304	$641

(1) as of January 31, 2014
(2) Fiscal year ended January 31, 2014

As of January 31, 2014, TiVo ranked significantly above the median of the peer group in terms of market capitalization, while ranking below the 50th percentile of the peer group in total revenues. We believe that it is important to include in our peer group companies that we compete with for engineering and executive talent as well as compete across different software, hardware, services and media industries, rather than only selecting peer companies on the basis of standardized industry classifications. The Committee believes it is appropriate to evaluate executive pay practices beyond our GICS industry because there are only a very select few companies that match our unique mix of software and hardware development, media, and intellectual property litigation.
Role of Executive Officers in Compensation Decisions
The Committee makes all recommendations to the Board regarding salary, bonus, and equity awards for the Chief Executive Officer and reviews and approves salary, bonus, and equity awards for all other executive officers of the Company, including the named executive officers. The Chief Executive Officer and the Senior Vice President of Human Resources annually review the performance of each named executive officer (other than the Chief Executive Officer, whose performance is reviewed by the Committee and the Board) with the Committee. The conclusions reached and recommendations made based on these reviews, including with respect to salary adjustments and annual cash incentive and equity award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to the named executive officers other than with respect to the Chief Executive Officer for whom the Board retains the discretion to modify recommended adjustments or awards.
Executive Compensation Components
The components of compensation for named executive officers are:
•base salary;
•cash incentive compensation in the form of annual performance bonus;
•equity compensation;
•post-termination severance payments in connection with limited events; and
•benefit plan participation at the same levels provide to employees generally.
Base Salary Compensation
We provide our named executive officers and other employees with competitive base salaries to compensate them for services rendered during the fiscal year. The Committee has adopted a general approach of compensating the Company's named executive officers with base salaries reflective of individual role, experience, and performance. The Committee's foregoing approach reflects consideration of the Company's stockholders' interests in paying what is necessary, but not significantly more than necessary, to remain competitive with salaries paid by our peer companies and achieve the Company's corporate goals.
Base salary levels are typically reviewed annually as part of the Company's performance review process as well as upon a promotion or other change in job responsibility.
For fiscal year 2014, Mr. Zinn was the only named executive to receive a salary increase, which rose to $450,000 in light of peer compensation data and to reflect his continued strong performance.
Cash Incentive Compensation, Annual Performance Bonus Plan
Each year in the spring, upon the recommendation of the Committee, the Board approves a cash incentive compensation plan to motivate and reward superior performance by our named executive officers and other executives. The Board sets the incentive bonus opportunity for individuals to reflect the executive's level within the Company for the current fiscal year (e.g., Senior Vice President or Vice President).
Our named executive officers’ fiscal year 2014 target incentive opportunities remained at the same levels as 2013: 100% of base salary for Messrs. Rogers, Klugman, and Phillips and 50% of base salary for each other named executive officer. For fiscal year 2014, generally 50% of the executives' bonus opportunities were based on achievement of corporate goals and 50% were based on achievement of engineering and divisional goals, providing company-wide focus and alignment on strategic corporate and divisional objectives.
While we achieved strong out-performance on several pre-established goals in FY14, we did not achieve target performance in all areas. As a result and as an indication of the both the rigor of our performance goals and the linkage of our pay practices to actual performance, our CEO's bonus cash payment decreased 29% year-over-year. Our target Adjusted EBITDA goal in FY14 of $4 million represented not only a $25 million improvement from the year prior's operating plan but was also above breakeven as prior year target was a loss. Additionally, when excluding the financial impact of the unanticipated Cisco and Motorola intellectual property settlements, where TiVo received $108.1 million in litigation proceeds and an additional $42 million as technology revenue, the fiscal year2014 Adjusted EBITDA maximum target was still exceeded. The target goal established by the Board for the Ending Year Cash Balance in FY14 represented an improvement in the FY14 operating plan of approximately $50 million from the prior year operating plan. Through improvements in our operating business and increases in technology revenue from intellectual property settlements prior to FY14, we were able to exceed the target. Our revenue target was slightly missed as we set rigorous internal revenue targets for our TiVo-Owned and Audience Research businesses ($43 million higher than the prior year), which we did not achieve. For example, with respect to our TiVo-Owned business, we grew gross subscription additions by 7% in FY14, reduced absolute churn by 5% in FY14, and had positive net subscription additions for the first time in six years in the fourth quarter of fiscal year 2014, but our internal target had anticipated an earlier launch of our fall marketing campaign and out-of-home streaming feature, which ultimately impacted our ability to meet our revenue target in FY14.
Cash Incentive Compensation - Chief Executive Officer
Our Chief Executive Officer's performance goals were comprised of a variety of performance measures that the Committee determined collectively would reflect the Company's overall performance. The Chief Executive Officer's target bonus was comprised of the same corporate performance goals as the Company's other named executive officers, though weighted differently to reflect his overall responsibility for the Company, and also included additional company-wide performance goals. Of the total annual cash incentive bonus opportunity, 75% was based primarily on pre-determined specified goals: with 35% based on financial metrics (Service and Technology Revenues (10%); Adjusted EBITDA (10%); and Ending Fiscal Year 2014 Cash (15%)) and 40% based on new operator arrangements and pre-established product development milestones (Transactions and deals in connection with the Company’s Corporate and Strategic Plan (20%), MSO Distribution (4.8%), Innovation: Consumer Facing Innovation (6.5%), Innovation: Key Projects/Programs (4.35%), and Operational Metrics (4.35%)).
The remaining 25% of the total annual cash incentive bonus opportunity was tied to discretionary goals related to the Committee’s and the Board's assessment of TiVo's progress in its overall intellectual property litigation (10%) and the Board's assessment of overall company growth and performance, including subscription growth (15%). This structure was chosen for key reasons: IP litigation is a multi-year process but a critical component of TiVo's business. Timing is unpredictable and it is difficult to set meaningful interim milestones, making an after-the-fact discretionary evaluation appropriate. In addition, the component related to overall company growth and performance allows the Committee to use judgment and incorporate factors when determining actual bonus amounts that were not anticipated at the beginning of the year. In fiscal year 2014, the Board approved 0% achievement of our Chief Executive Officer's Overall IP Litigation bonus goal in an effort to ensure there was not a duplication in compensation for any single achievement, which might have placed too much emphasis upon the attainment of the particular goal and created a danger of double-compensation for the same performance.
Year over year, the Board has increased the rigor of the performance goals. In fiscal year 2014, while our Chief Executive Officer's performance remained strong relative to our internal operating plan, out-performance relative to the goals set for fiscal year 2014 was comparatively lower than the degree of out- performance of the previous year’s results and this was reflected in the 46% drop in our Chief Executive Officer's bonus achievement to 119.7% of his target bonus, as compared to 165% in the prior year. This drop in target bonus achievement resulted in a $565,484 or a 29% reduction in the cash incentive compensation received by our Chief Executive Officer in fiscal year 2014 relative to fiscal year 2013. The table below reflects the actual achievement of the performance goals for fiscal year 2014 applicable to our Chief Executive Officer, calculated consistent with the methodology described above.

Goals	Weighting	Threshold (0.5X)	Target (1.0X)	Maximum (2.0X)	Actual Achievement
Service and Technology Revenues	10%	$252 million	$270 million	$288 million	$262 million or 7.7%
Adjusted EBITDA*	10%	$.1 million	$4.0 million	$8.0 million	$159.6 million or 20%
Ending Fiscal Year 2014 Cash**	15%	$592 million	$604 million	$616 million	$1,103 million or 30%
Transactions and Deals in Connection with the Company's Corporate and Strategic Plan***	20%	2	3	5	3 transactions achieved or 20%
Progress Overall IP Litigation	10%	Determined in the Board's discretion			-%
Overall Company Performance: (1) overall growth of the company, (2) subscriber growth, including distribution deals, (3) R&D expenditure relative to engineering objectives	15%	Determined in the Board's discretion			15%
Distribution: MSO Domestic	2.4%				2.52%
Distribution: MSO International	2.4%				1.76%
Innovation: Consumer Facing Innovation	6.5				6.62%
Innovation: Key Projects/Programs	4.35%				5.26%
Operational Metrics	4.35%				5.8%
Bonus Target Total	100%				114.7%
Engineering Upside Goals****		Corp AEBITDA achievement of Threshold or better AND 3 out of 5 Engineering objectives at Target or better			5%
Total Payout					119.7%
* Adjusted EBITDA is a non-GAAP metric and is defined as income before interest expense, provision for income taxes and depreciation, amortization, and stock-based compensation expense. The Committee reserved the right to further adjust this goal, but did not, for certain legal expenses and fiscal 2014 bonuses.
** Actual cash results were adjusted to exclude the effect of any acquisition activity but included litigation awards.
*** The Board determined that the following three commercial transactions were significant to the Company achieving its corporate and strategic plans: Atlantic Broadband, Blue Ridge, and Digitalsmiths.
**** Engineering Upside Goal related to achievement of presentation and approval of DVR Service Concept Gate Review.
Cash Incentive Compensation - Other Named Executive Officers
The other named executive officers' fiscal year 2014 performance goals were based on meeting corporate performance goals as well as engineering and departmental performance goals. For all named executive officers (excluding the Company's Chief Financial Officer and Chief Executive Officer), actual cash bonuses were based 50% on performance against corporate goals. The remaining 50% of the bonus payout was based on company-wide engineering objectives, and performance against specified departmental goals, as applicable. In addition, certain of the named executive officers were also eligible for additional milestone bonus payments for achievement of additional specified upside objectives, which are described below.
The Committee selected the corporate performance, engineering, and departmental goals for the Company's named executive officers because the Committee determined they are important indicators of furthering the Company's strategic objectives and translating them into increased stockholder value. In keeping with its past practices, the Committee established corporate and departmental objectives at levels which the Board believed required significant performance by executives, were not easily achieved, but if achieved would be the best indicator of stockholder value creation. The Board retains the discretion to exclude the effects of extraordinary, unusual or infrequently occurring events, changes in accounting principles or significant changes in the Company's strategic plan during the fiscal year.
The corporate goals component of bonuses were based on meeting the same specified goals with respect to the Company's financial performance as disclosed above for our Chief Executive Officer, including the service and technology revenue goal, Adjusted EBITDA goal, an end of fiscal year 2014 cash balance goal, as well as a measure of management's overall performance relative to the Company's FY14 strategic priorities as assessed by the Board in its discretion. Although the Board of Directors determined in its discretion that the Chief Executive Officer and Chief Financial Officer would not receive an amount attributable to the litigation progress and results for FY14 as part of the FY14 cash bonus plan calculating, a component of the actual bonus amounts paid to the other named executive officers was attributable to such litigation progress and results. As disclosed above, the Company achieved these corporate goals as follows: the service and technology revenue goal at slightly below 77%, the measure of management's overall performance relative to the Company's FY14 strategic priorities at 100% and each of the Adjusted EBITDA goal and the end of fiscal year 2014 cash balance goal at 200%, resulting in an aggregate achievement of the corporate goals at 135.4%. The Company-wide engineering objectives, which were the same for our Chief Executive Officer, related to MSO distribution (domestic and international), innovation (consumer facing), innovations (key projects/programs) and operational metrics. The Company achieved these company-wide engineering goals at 108.1% of target.
The Committee and the Board established each named executive officer's departmental performance goals based on the objectives the Board determined would most effectively measure the contribution of the department supervised by each named executive officers' to the overall performance of the Company. Thus, while we don't use individual goals per se, the Committee believes this construct best captures both individual leadership excellence while still preserving departmental overall objectives and fostering commonality within each department of a shares goal, which by definition discourages individual grand standing and enhance team effort. While the exact numerical targets for each named executive officer's departmental objectives are not disclosed because the Company considers each of these individual targets to be confidential, competitively harmful if disclosed, and/or not material to an understanding of a particular named executive officer's overall compensation. The following is a detailed description of the nature of each named executive officer's departmental goal and such officer's achievement of them.
Naveen Chopra, Chief Financial Officer. A portion of Mr. Chopra's bonus opportunity was targeted at 50% of his bonus target and was weighted evenly between the company-wide corporate and engineering goals described above (plus the engineering upside goals). Based on the achievement of 27%, 31%, and 5% of his target bonus tied to the Company's achievement of the corporate performance goals at 27%, engineering goals at 31%, and an engineering upside goal at 5%, Mr. Chopra achieved 63% of his 50% bonus target. The rest of Mr. Chopra's bonus opportunity was determined based on achievement of individual milestone goals related to the corporate and business development and investor relations areas that he manages, including domestic and international distribution deals with qualifying operators, development deals, acquisitions, strategic financing transactions, litigation settlements, and the addition of new targeted blue chip institutional investors. Related to these goals, Mr. Chopra received a payout of $840,000 primarily based on the Motorola/Cisco litigation settlement, achievement of new distribution deals with Atlantic Broadband and Blue Ridge, and the acquisition of Digitalsmiths. Mr. Chopra's fiscal year 2014 bonus also consisted of a discretionary component based on the Committee's assessment of Mr. Chopra's performance in his new role and his contribution to the Company's overall performance for which the Committee awarded Mr. Chopra an additional $130,000. Mr. Chopra's total bonus in fiscal year 2014 was $1,088,857.
Jeffrey Klugman, EVP, General Manager Products and Revenue. The departmental/engineering portion of Mr. Klugman's bonus was weighted at 50% of his bonus, while the portion tied to corporate goals was weighted at 50%. Mr. Klugman achieved a payout of 52.7% of his target bonus with respect to his departmental/engineering goals which consisted of the same company-wide engineering goals described above. Based on achievement of 52.7% of his target bonus tied to his department/engineering goals, an additional 67.7% of his target bonus tied to the Company's achievement of the corporate performance goals, and 5% for an engineering upside goal, Mr. Klugman was awarded a bonus of 125.4% of his target bonus, which is 100% of his base salary, or 125.4% of his base salary. In addition, Mr. Klugman was awarded a discretionary bonus on March 7, 2014 in the amount of $15,000 in connection with his contribution to the successful resolution of the Motorola/Cisco litigation during fiscal year 2014.
Charles (Dan) Phillips, Chief Operating Officer. The departmental/engineering portion of Mr. Phillip's bonus was weighted at 50% of his bonus, while the portion tied to corporate goals was weighted at 50%. Mr. Phillips achieved a payout of 56.2% of his target bonus with respect to his departmental/engineering goals which consisted of the same company-wide engineering goals described above. Based on achievement of 56.2% of his target bonus tied to his department/engineering goals an additional 67.7% of his target bonus tied to the Company's achievement of the corporate performance goals, and 5% for an engineering upside goal, Mr. Phillips was awarded a bonus of 128.9% of his target bonus, which is 100% of his base salary, or 128.9% of his base salary. In connection with Mr. Phillips' previously disclosed promotion to Chief Operating Officer, he received a $500,000 retention bonus during fiscal year 2014 in November 2013.

Matthew Zinn, SVP, General Counsel, Corporate Secretary and Chief Privacy Officer. Mr. Zinn's department goals involved legal matters of the Company related to engineering objectives as well as litigation, intellectual property protection and enforcement and regulatory matters. The departmental portion of Mr. Zinn's bonus was weighted at 15% of his target bonus, while the corporate goals (weighted 50%) and engineering goals (weighted 35%), described above, comprised the remaining portion of his bonus opportunity. Mr. Zinn achieved a payout of 30% of his target bonus with respect to his departmental goals which related to the implementation and achievement of electronic billing system and legal spend management goal. Based on achievement of 30% of his target bonus tied to his department goals and an additional 62.7%, 37.8%, and 5% of his target bonus tied to the Company's achievement of the corporate, engineering, and an engineering upside goal, respectively, Mr. Zinn was entitled to 136% of his target bonus, which is 50% of his base salary, or 68% of his base salary. In addition, Mr. Zinn was also awarded a total of $2.1M in connection with previously established formulaic payouts related to the Motorola/Cisco settlement (of which $843K was paid out in March 2014 and $843K to be paid in March 2015) and $75K in connection to the acquisition of Digitalsmiths.
Equity Compensation
The Company provides its named executive officers and other employees equity awards grants as additional elements of an employee's total compensation. For equity compensation purposes, annual equity awards ranges are based solely on the technology company peer group data. The Committee utilizes technology company peer group data to review equity compensation to be in line with competitive pay practices in the Silicon Valley and to be consistent with the Committee's overall compensation strategy to emphasize equity compensation. The Committee focuses on the Silicon Valley since the Company competes with many of the largest Silicon Valley companies for talent in the cutting edge advanced television space. The Committee utilizes equity grants to ensure sufficient retention and future performance emphasis via specific equity award types or a mix of award types, as further described below. In this way, the Committee is able to both pay for performance and enhance the link between the creation of stockholder value and long-term executive incentive compensation. The Committee believes that equity grants allow executives to have the opportunity for increased ownership in the Company (further aligning executive's interests with those of stockholders) while maintaining competitive levels of total compensation. The Committee typically (with at least one exception above the range) targets an individual's opportunity to earn compensation through stock options and/or restricted stock generally between the technology company peer group 50th to 75th percentiles of the equity grant data.
We typically make annual awards of restricted stock, restricted stock units and/or stock options to our named executive officers, executives, and other continuing employees on an annual basis in the spring each year (generally in February, March, or April). The Committee's intent in making these awards is to meaningfully address near and longer term retention of named executive officers, stabilize the management team in the current uncertain market, and better align the interests of the Company's named executive officers with long-term stockholder value creation. With respect to equity compensation, the Committee also typically emphasizes internal pay equity between the Company's senior executive team to motivate and incentivize performance across the senior executive team while also encouraging collaboration and a shared responsibility for executing on the Company's strategic plan. We also typically make awards of restricted stock, restricted stock units and/or stock options to certain newly hired or promoted executives. Additionally, at other times during the year, we may periodically make grants to certain continuing employees for incentive or retention purposes. Newly hired or promoted executives and employees receive their equity awards typically on the 7th or 21st of the month following the later of their start date (for newly hired employees) or approval of the grant by the CEO for non-executive employees, by the Committee for executive-level employees other than the CEO, and by the Board for the CEO. Options are awarded at the NASDAQ's closing price of our common stock on the date of grant.
Fiscal Year 2014 Annual Equity Grants
In fiscal year 2014, the Committee increased the emphasis on performance-based compensation for both our Chief Executive Officer and our other senior executives in connection with the annual equity awards made to our senior executives. In fiscal year 2014, 50% of our Chief Executive Officer’s equity award of restricted stock will vest based on the achievement of performance conditions and 40% and 25% of our Chief Operating Officer’s and other named executive officers’ fiscal year 2014 restricted stock awards, respectively, will vest on the achievement of performance conditions. Our named executive officers’ performance shares will vest in the next four years upon appreciation of the Company's stock price to $14.664 on or before April 8, 2016 (for thirty (30) consecutive trading days) or $16.35 on or prior to March 31, 2017 or upon the attainment of Adjusted EBITDA growth targets (as reported by the Company in its SEC filings) of $40 million for the fiscal year ending January 31, 2015 or any prior full fiscal year period, $100 million for the fiscal year ending January 31, 2016 (as reported by the Company in its SEC filings), or $120 million for the fiscal year ending January 31, 2017 (as reported by the Company in its SEC filings). The time-based vesting portions of our named executive officers’ restricted stock grants will vest annually in equal installments over the next three years. In addition, for our Chief Executive Officer, in the event of the early achievement of the performance goals, the performance-vesting portion of his equity award will convert to time-based vesting that will vest along the same vesting schedule as his other fiscal year 2014 time-based vesting equity award (other than accelerated vesting in connection with a change in control or qualifying termination of employment).
The Committee granted the fiscal year 2014 restricted stock awards in April 2013. The Committee awarded each named executive officer (other than the Chief Executive Officer) restricted stock awards between the 50th and 75th percentile grant values of the Company's peer group. In fiscal year 2014, our Chief Executive Officer received an annual grant of 550,000 shares of restricted stock. Our Chief Operating Officer, Mr. Phillips, received an annual grant of 125,000 shares of restricted stock. Our Chief Financial Officer, Mr. Chopra, received an annual grant of 100,250 shares of restricted stock. Our Executive Vice President, Mr. Klugman, received an annual grant of 100,250 shares of restricted stock. Our Senior Vice President, General Counsel, Matt Zinn, received an annual grant of 100,250 shares of restricted stock.
Fiscal Year 2014 Litigation and Promotional Awards
On March 28, 2013, in recognition of the Company's successful resolution of its litigation with Verizon Communications, Inc. which will result in proceeds to the Company exceeding $250 million, the Board approved an amendment to the Chief Executive Officer's fiscal year 2010 restricted stock unit grant and fiscal year 2012 restricted stock grant which cover 240,000 and 74,250 shares of Company common stock, respectively, that were originally subject to a risk of forfeiture unless the Company's per share closing trading price of our stock exceeded a specified stock price for 30 consecutive trading days prior to January 31, 2014 and January 31, 2015, respectively. The amendment revises the performance target for the fiscal year 2012 restricted stock grant to match the same pre-determined stock price as the fiscal year 2010 restricted stock unit grant that is more than 50% above current levels (as of May 15, 2014) (requiring our stock to trade for 30 consecutive days at $17.89 or above) and extends for both the 2010 and 2012 grants the time period within which the performance goal must be achieved to January 31, 2018.
The award amendment has an accounting cost of $2,080,275, but will deliver no compensation value to our Chief Executive Officer unless the Company achieves the share price target. This amendment was in lieu of a cash bonus or stock award as had been previously granted to our Chief Executive Officer in connection with prior significant favorable litigation settlements. The Committee determined that this award was an effective means of aligning our Chief Executive Officer’s interests and future performance with the interests of our stockholders while not “burning” additional shares under our equity plan and conserving cash. In addition, in the event of the early achievement of the performance goal for the vesting of these shares, these performance shares will convert to time-based vesting that will vest in four equal annual installments from January 31, 2015 through January 31, 2018 (other than accelerated vesting in connection with a change in control or qualifying termination of employment).
Separately in fiscal year 2014, in connection with Mr. Chopra's promotion and increased responsibilities as Chief Financial Officer, while retaining his existing responsibilities as our Senior Vice President, Corporate Strategy and Development, he was granted a promotional restricted stock award of 175,000 shares of restricted stock that is subject to time-based vesting and will vest in equal bi-annual installments over three years. The value of the shares subject to these awards for fiscal year 2014 to the named executive officers are reflected in the “Summary Compensation Table - FY14” below and further information about these grants is reflected in the “FY14 Grants of Plan-Based Awards” table below.

Fiscal Year 2015 Annual Equity Award Program Changes
For fiscal year 2015, the Committee continued its commitment to increases use of performance-based equity awards. Specifically, for fiscal year 2015, the Committee determined to grant our Chief Executive Officer a restricted stock award, 75% of which is subject to performance-based vesting and 25% of which is subject to time-based vesting, which was a change from the 50/50 mix between performance-based and time-based vesting in the year prior. The Committee also determined to grant restricted stock to our other named executive officers. For each of the other named executive officers, 50% of their respective award is subject to performance-based and 50% of which is subject to time-based vesting. For the performance-based fiscal year 2015 restricted stock awards, the performance metric provides for 100% vesting beginning after a minimum of 3 years if TiVo’s TSR is 20% above the cumulative TSR for the Russell 2000 Index.
Fiscal Year 2015 Litigation Awards
On April 29, 2014, in recognition of the Company's successful resolution of its litigation with Cisco, Motorola and Google, which resulted in a lump sum payment of $490,000,000 to TiVo in July 2013 and which brought total patent-settlement related-proceeds earned by the Company to over $1.6 billion, the Committee approved a grant of cash-settled restricted stock units to our Chief Executive Officer and our Chief Financial Officer for fiscal year 2015. The Committee determined that these extraordinary grants were appropriate in light of the tremendously successful result achieved by our Chief Executive Officer and our Chief Financial Officer in this most recent litigation, the resolution of which marks a new phase for the Company as it no longer has significant pending patent cases. The Committee determined these amounts were appropriate due to the important strategic leadership provided by our Chief Executive Officer and Chief Financial Officer during the litigation process and these awards tie the final realized amounts to actual stock price performance over the next three years. Each officer’s cash-settled restricted stock unit grant will vest annually over the next three years in equal annual installments. Our Chief Executive Officer received 178,419 units, which was equal to $2,100,000 divided by the closing share price of $11.77 on April 29, 2014, and our Chief Financial Officer received 42,480, which was equal to $500,000 divided by the closing share price of $11.77 on April 29, 2014. The actual amounts received by each executive will be subject to the future share performance of our stock at vesting.
Severance and Change of Control Payments
Each of the Company's named executive officers have executed a change of control severance agreement with us as discussed in this proxy under the section “Employment, Severance and Change of Control Agreements”. The Board determined to provide these change of control severance agreements in order to mitigate some of the risk that exists for executives working in a small technology company. These arrangements are intended to attract and retain qualified executives that have alternatives that may appear to them to be less risky absent these arrangements, and to mitigate any potential disincentive to consideration and execution of any acquisition, particularly where the services of these executives may not be required by the acquirer.
Our Chief Executive Officer's change in control agreement, which was originally entered into in 2007, has entitled him to a gross-up for any taxes owed by him under Section 280G of the Internal Revenue Code for payments made to him in connection with a covered change in control event. The Board determined that this benefit to the Chief Executive Officer was appropriate in order to preserve the intended benefit to the Chief Executive Officer of his existing employment arrangement and to avoid any conflict between the Chief Executive Officer's personal financial impact and pursuing any transaction as appropriate for the Company. In April 2012, our Chief Executive Officer agreed to eliminate any gross-ups for any taxes owed by him under Section 280G or Section 4999 of the Internal Revenue Code for equity awards granted to him after fiscal year 2015, which was the last fiscal year covered by the terms of his most recent amendment to his employment agreement.
The Chief Executive Officer also has a separate employment agreement with us that provides for severance payments in certain cases other than a change of control of the Company. Our other named executive officers would not be entitled to any severance benefits absent a change of control of the Company.
Other Benefits
The named executive officers and other executives are eligible to participate in all of the Company's employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, and the Company's 401(k) plan, in each case on the same basis as other employees.
Tax and Accounting Implications
Deductibility of Executive Compensation

The Company expects to achieve sustained profitability starting fiscal year ended January 31, 2014 and the availability to it of tax deduction for compensation expense is significant to the Company's financial position. The Company anticipates that any compensation deemed paid by the Company in connection with the release of performance-based restricted stock awards and disqualifying disposition of incentive stock option shares or the exercise of non-statutory options will qualify as performance-based compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1 million deduction limitation per covered individual (which includes the Chief Executive Officer or any of the three other most highly compensated executive officers, other than the Chief Financial Officer) on the deductibility of the compensation paid to certain of the Company’s executive officers. Accordingly, the compensation deemed paid with respect to performance based restricted stock awards and options granted under the 2008 Equity Incentive Plan will remain deductible by the Company without limitation under Section 162(m) of the Code. On the other hand, any compensation deemed paid by the Company towards base salary, restricted stock awards issued under the 2008 Equity Incentive Plan and cash incentive compensation for annual performance bonus plan will be subject to the $1 million deduction limitation.
Accounting for Stock-Based Compensation
Beginning on February 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R), which has been codified as FASB Accounting Standards Codification Topic 718 (“ASC Topic 718”). The Company's accounting for stock-based compensation is not a material factor in how we design the Company's executive compensation programs.

COMPENSATION COMMITTEE REPORT
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The information contained in this section shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that we specifically incorporate it by reference into a document under the Securities Act or the Securities Exchange Act.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
Heidi Roizen (Chair)
Peter Aquino
William Cella

Summary Compensation Table For Fiscal Year 2014
Name and Principal Position	Fiscal Year	Salary ($)	Bonus($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
Thomas Rogers	FY 2014	$1,150,000	$—	$8,911,275	$1,376,259	$—	$11,437,534
President and Chief Executive Officer
(Principal Executive Officer)	FY 2013	$1,150,002	$—	$8,458,250	$1,941,743	$—	$11,549,995

	FY 2012	$800,000	$300,000	$4,146,688	$1,300,919	$200,000	$6,747,607

Naveen Chopra	FY 2014	$375,000	$3,137	$3,418,605	$1,088,857	$452	$4,886,051
Chief Financial Officer & Senior Vice President, Corporate Development & Strategy
(Principal Financial Officer)	FY 2013	$330,673	$30,000	$961,470	$996,919	$—	$2,319,062

Jeffrey Klugman	FY 2014	$450,000	$75,000	$1,245,105	$579,314	$254	$2,349,673
Executive Vice President, GM of Products and Revenue
	FY 2013	$414,538	$75,000	$961,470	$341,380	$—	$1,792,388

	FY 2012	$365,000	$32,576	$730,800	$288,762	$—	$1,417,138

Charles (Dan) Phillips	FY2014	$450,000	$500,000	$1,552,500	$580,000	$254	$3,082,754
Senior Vice President, Chief Operating Officer
	FY2013	$418,487	$—	$2,226,470	$395,794	$—	$3,040,751

Matthew Zinn	FY 2014	$450,000	$—	$1,245,105	$1,636,893	$254	$3,332,252
Senior Vice President, General Counsel, Secretary and Privacy Officer
	FY 2013	$350,000	$—	$961,470	$1,343,727	$—	$2,655,197

	FY 2012	$315,000	$30,000	$730,800	$2,066,621	$—	$3,142,421

1)The amounts included in column (e) represent the grant date fair value of restricted stock awards as calculated in accordance with ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2014. For all the named executive officers the amount in column (e) includes the grant date fair value of 400,186 shares of restricted stock granted in fiscal year 2014 and vesting in the next four years upon achievement of pre-determined stock price appreciation or Adjusted EBITDA growth targets, in each case, subject to the named executive officer's continued employment with the Company through each applicable vesting date. The fair value of the 400,186 shares of restricted stock subject to performance-conditions based on maximum achievement of the Adjusted EBITDA growth targets in accordance with ASC Topic 718 is $5.0 million. Additionally, with respect to Mr. Rogers, approximately $2.1 million is also included to reflect the incremental value of the Verizon litigation award modification approved in fiscal year 2014.
2)The amounts included in column (g) are composed entirely of cash bonuses awarded under each fiscal years executive incentive bonus plans with respect to performance during those periods. For fiscal years 2012, 2013, and 2014 the amounts also include additional incentives tied to, in the case of Mr. Chopra, operator distribution and development deals, mergers and acquisitions, and litigation settlements with operators and, in the case of Mr. Zinn, damages awarded at trial or agreed to in litigation settlements as well as other designated procedural litigation milestones. For additional information regarding these incentives, see Compensation Discussion and Analysis-Cash Incentive Compensation - Other Named Executive Officers.

Fiscal Year 2014 Grants of Plan-Based Awards
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (7)
		Threshold ($)	Target ($)	Maximum ($)	Target (#)
(a)	(b)	(c)	(d)	(e)	(g)		(i)		(j)	(k)	(l)
Thomas Rogers	4/1/2013						275,000	(4)			$3,415,500
	4/1/2013				275,000	(2)					$3,415,500
	3/28/2013										$2,080,275
	N/A	$575,000	$1,150,000	$2,300,000
Naveen Chopra	4/1/2013						175,000	(5)			$2,173,500
	4/1/2013						75,188	(4)			$933,835
	4/1/2013				25,062	(3)					$311,270
	N/A	93,750	187,500	375,000
Jeffrey Klugman	4/1/2013						75,188	(4)			$933,835
	4/1/2013				25,062	(3)					$311,270
	N/A	$225,000	$450,000	$900,000
Charles (Dan)Phillips	4/1/2013						75,000	(6)			$931,500
	4/1/2013				50,000	(3)					$621,000
	N/A	$225,000	$450,000	$900,000
Matthew Zinn	4/1/2013						75,188	(4)			$933,835
	4/1/2013				25,062	(3)					$311,270
	N/A	$112,500	$225,000	$450,000

1)These amounts represent the threshold, target, and maximum amounts that could have been earned for fiscal year 2014 pursuant to the cash incentive bonus awards provided under the Company's fiscal year 2014 incentive plan. In addition, Messrs. Chopra and Zinn were eligible to earn additional cash bonuses tied to, in the case of Mr. Chopra, operator distribution and development deals, mergers and acquisitions, and litigation settlements with operators and, in the case of Mr. Zinn, damages awarded at trial or agreed to in litigation settlements as well as other designated procedural litigation milestones. Actual amounts earned for fiscal year 2014 are included in the Summary Compensation Table above under Non-Equity Incentive Plan Compensation. For additional information regarding plan-based cash incentive awards granted to our named executive officers, see Compensation Discussion and Analysis above.
2)These stock awards vest based upon the achievement of certain market and/or performance based criteria.  As further discussed in the Compensation Discussion and Analysis-Chief Executive Officer Equity Compensation section, these performance shares vest over the next four years upon the earlier of (a) the closing price per share of the Company’s common stock as quoted on the Nasdaq Stock Market being greater than or equal to (i) $14.664 for thirty (30) consecutive trading days on or prior to April 8, 2016 or (ii) $16.35 for thirty (30) consecutive trading days on or prior to March 31, 2017; or (b) achievement of Adjusted EBITDA growth targets of (i) $40 million Adjusted EBITDA (as reported by the Company in its SEC filings) in the year ending January 31, 2015 or any prior full fiscal year period; (ii) $100 million Adjusted EBITDA (as reported by the Company in its SEC filings) in the year ending January 31, 2016; or (iii) $120 million Adjusted EBITDA (as reported by the Company in its SEC filings) in the year ending January 31, 2017, in each case, generally subject to the Chief Executive Officer's continued employment with the Company through the vesting date (other than accelerated vesting in connection with a change in control or qualifying termination of employment). Any portion of the award that does not vest in accordance with this criteria on or prior to April 1, 2017 shall automatically be forfeited. Upon the achievement of the performance vesting criteria these shares vest 1/3 immediately, 1/3 on April 1, 2015 and 1/3 on April 1, 2016.

3)These stock awards vest based upon the achievement of certain market and/or performance based criteria.  As further discussed in the Compensation Discussion and Analysis-Other Executive Officer Equity Compensation section, these performance shares shall become eligible for vesting upon the earlier of (a) the closing price per share of the Company’s common stock as quoted on the Nasdaq Stock Market is greater than or equal to (i) $14.664 for thirty (30) consecutive trading days on or prior to April 8, 2016 or (ii) $16.35 for thirty (30) consecutive trading days on or prior to March 31, 2017; or (b) achievement of Adjusted EBITDA growth targets of (i) $40 million Adjusted EBITDA (as reported by the Company in its SEC filings) in the year ending January 31, 2015 or any prior full fiscal year period; (ii) $100 million Adjusted EBITDA (as reported by the Company in its SEC filings) in the year ending January 31, 2016; or (iii) $120 million Adjusted EBITDA (as reported by the Company in its SEC filings) in the year ending January 31, 2017, in each case, generally subject to the executive's continued employment with the Company through the vesting date (other than accelerated vesting in connection with a change in control or qualifying termination of employment). Any portion that does not vest in accordance with this criteria on or prior to April 1, 2017 shall automatically be forfeited.
4) These restricted stock awards vest in three equal annual installments beginning on 4/1/2014.
5)These restricted stock awards vest in six equal semi-annual installments beginning on 10/1/2013.
6)These restricted stock awards vest in three equal installments on 4/1/2014, 4/1/2015, and 11/30/2015.
7)The amounts set forth in this column (with the exception of the CEO March 28, 2013 grant) are the full grant date fair value of the awards determined in accordance with ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended January 31, 2014. The amount shown for the CEO March 28, 2013 grant is the incremental fair value of the modified FY10 and FY13 equity awards.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards*
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, or Units or Other Rights That have Not Vested		Equity Incentive Plan Awards:Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)
Thomas Rogers										275,000	(13)	$3,407,250
							275,000	(4)	3,407,250
							166,666	(5)	2,064,992
							100,000	(6)	1,239,000
										225,000	(14)	$2,787,750
										240,000	(15)	$2,973,600
	500,000	—			$8.94	3/26/2018
	300,000	—			$6.18	3/21/2017
	683,818	—			$6.18	3/21/2017
	384,640	—			$6.51	7/17/2016
	1,825,784	—	(2)		$6.52	7/1/2015
Naveen Chopra										25,062	(16)	310,518
							75,188	(4)	931,579
							145,833	(7)	1,806,871
							40,500	(8)	501,795
							12,000	(9)	148,680
							14,998	(10)	185,825
	34,988	7,500	(3)		$7.49	6/23/2017
	17,835	—			$8.94	3/26/2018
Jeffrey Klugman										25,062	(16)	310,518
							75,188	(4)	931,579
							40,500	(8)	501,795
							12,000	(9)	148,680
							14,998	(10)	185,825
	34,197	7,500	(3)		7.49	6/23/2017
	47,851	—			8.94	3/26/2018
	30,067	—			$6.18	3/21/2017
	7,863	—			$7.24	3/29/2016
	269	—			$6.06	4/22/2015
Charles (Dan) Phillips										50,000	(16)	619,500
							75,000	(11)	929,250
							66,670	(12)	826,041
							40,500	(8)	501,795
							12,000	(9)	148,680
							13,332	(10)	165,183
	52,500	7,500	(3)		$7.49	6/23/2017
	18,563				$8.94	3/26/2018

	10,000	—		$6.18	3/21/2017
Matthew Zinn									25,062	(16)	310,518
						75,188	(4)	931,579
						40,500	(8)	501,795
						12,000	(9)	148,680
						14,998	(10)	185,825
	165,000	—		$7.49	6/23/2017
	36,596	7,500	(3)	$7.49	6/23/2017
	53,929	—		$8.94	3/26/2018
	33,797	—		$6.18	3/21/2017
1)All options issued before August 6, 2008 have a ten-year contractual term. All options issued after August 6, 2008 have a seven-year contractual term.
2)Included in this grant is 825,784 Options and 1,000,000 Stock Appreciation Rights.
3)This option vests in 48 equal monthly installments with the first vesting on August 1, 2010.
4)This restricted stock award vests in three equal annual installments beginning on 4/1/2014.
5)This restricted stock award vests in three equal annual installments beginning on 4/3/2013.
6)This restricted stock award vests in four equal annual installments beginning on 2/22/2012.
7)This restricted stock award vests in six equal semi-annual installments beginning on 10/01/2013.
8)This restricted stock award vests in six equal semi-annual installments beginning on 9/15/2012.
9)This restricted stock award vests in six equal semi-annual installments beginning on 9/15/2011.
10)The restricted stock awards vest in four annual installments of 1/6, 1/6, 1/3, and 1/3 beginning on 3/26/2011.
11)This restricted stock award vests in three equal installments on 4/1/2014, 4/1/2015, and 11/30/2015.
12)Restricted shares shall vest in six equal semi-annual installments beginning on 3/15/2013.
13)These stock awards vest based upon the achievement of certain market and/or performance based criteria.  As further discussed in the Compensation Discussion and Analysis-Chief Executive Officer Equity Compensation section, these performance shares vest over the next four years upon the earlier of (a) the closing price per share of the Company’s common stock as quoted on the Nasdaq Stock Market is greater than or equal to (i) $14.664 for thirty (30) consecutive trading days on or prior to April 8, 2016 or (ii) $16.35 for thirty (30) consecutive trading days on or prior to March 31, 2017; or (b) achievement of Adjusted EBITDA growth targets of (i) $40 million Adjusted EBITDA (as reported by the Company in its SEC filings) in the year ending January 31, 2015 or any prior full fiscal year period; (ii) $100 million Adjusted EBITDA (as reported by the Company in its SEC filings) in the year ending January 31, 2016; or (iii) $120 million Adjusted EBITDA (as reported by the Company in its SEC filings) in the year ending January 31, 2017 in each case, subject to the Chief Executive Officer's continued employment with the Company through the vesting date (other than accelerated vesting in connection with a change in control or qualifying termination of employment). Any portion that does not vest in accordance with this criteria on or prior to April 1, 2017 shall automatically be forfeited. Upon the achievement of the performance vesting criteria these shares vest 1/3 immediately, 1/3 on April 1, 2015 and 1/3 on April 1, 2016.
14)These stock awards vest based upon the achievement of certain market and/or performance based criteria.  As further discussed in the Compensation Discussion and Analysis-Chief Executive Officer Equity Compensation section, 74,250 performance shares vest upon appreciation of the Company's stock price to $17.89 (for thirty (30) consecutive trading days) on or before January 31, 2018 at which time this portion will convert to a time-based vesting schedule while the remaining 150,750 shares vest upon the attainment of specified subscription and gross margin financial targets.

15)These stock awards vest based upon the achievement of certain market and/or performance based criteria.  As further discussed in the Compensation Discussion and Analysis-Chief Executive Officer Equity Compensation section, a portion of these performance shares vest upon appreciation of the Company's stock price to $17.89 (for thirty (30) consecutive trading days) on or before January 31, 2018 at which time this portion will convert to a time-based vesting schedule.
16)These stock awards vest based upon the achievement of certain market and/or performance based criteria.  As further discussed in the Compensation Discussion and Analysis- Other Executive Officer Equity Compensation section, these performance shares shall become eligible for vesting upon the earlier of (a) the closing price per share of the Company’s common stock as quoted on the Nasdaq Stock Market being greater than or equal to (i) $14.664 for thirty (30) consecutive trading days on or prior to April 8, 2016 or (ii) $16.35 for thirty (30) consecutive trading days on or prior to March 31, 2017; or (b) achievement of Adjusted EBITDA growth targets of (i) $40 million Adjusted EBITDA (as reported by the Company in its SEC filings) in the year ending January 31, 2015 or any prior full fiscal year period; (ii) $100 million Adjusted EBITDA (as reported by the Company in its SEC filings) in the year ending January 31, 2016; or (iii) $120 million Adjusted EBITDA (as reported by the Company in its SEC filings) in the year ending January 31, 2017, in each case, generally subject to the executive's continued employment with the Company through the vesting date (other than accelerated vesting in connection with a change in control or qualifying termination of employment). Any portion that does not vest in accordance with this criteria on or prior to April 1, 2017 shall automatically be forfeited.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)		(e)
Thomas Rogers	—	—	616,644	(3)	$8,134,536
Naveen Chopra	37,177	$214,619	161,830		$2,040,001
Charles (Dan) Phillips	—	$—	104,661		$1,211,124
Jeffrey Klugman	29,128	$137,345	96,994		$1,222,381
Matthew Zinn	50,904	$328,331	96,994		$1,222,381
1)Value realized on exercise is based on the closing market price of our common stock on the date of exercise less the exercise price, multiplied by the number of shares underlying the exercised options.
2)Value realized on vesting is based on the closing market price of our common stock on the date of vesting, multiplied by the number of shares covered by the award and acquired upon vesting.
3)Value realized on vesting included the value realized for 25,000 Cash-Settled Restricted Stock Units which vested on April 3, 2013 at a closing stock price of $11.76 for a total valued realized on vesting of $294,000. There are no corresponding shares included in column 'd' for this transaction.

Potential Payments Upon Termination or Change-In-Control
The following table provides potential payments that may be made to each named executive officer upon termination or a change in control as defined and pursuant to individual agreements. The amounts shown in the table below assume that the executive was terminated on January 31, 2014 and that the effective date of the change in control was January 31, 2014, and do not include amounts (if any) in which the named executive officer had already vested as of January 31, 2014. The amounts shown below are hypothetical payments calculated using the assumptions required under applicable regulations, and do not represent actual payments to any named executive officer. The actual compensation to be paid can only be determined at the time of a named executive officer's termination of employment or upon a change in control, as applicable.

Named Executive Officers	Benefit	Death or Disability	Termination Without Cause or With Good Reason (Without Change in Control)		Termination Without Cause or With Good Reason (With Change in Control)
Thomas Rogers	Cash payments	$1,150,000	$5,976,259	(5)	$3,678,559	(5)
	Medical insurance	$56,918	$56,918		$56,918
	Restricted Stock - Unvested and accelerated (2)	$25,791,842	$25,791,842		$25,791,842
	Extension of exercisability of Stock Options (3)	$0 - $3,345,012	$0 - $3,345,012		$0 - $3,345,012
	Extension of exercisability of Stock Appreciation Rights (3)	$0 - $371,700	$0 - $371,700		$0 - $371,700
	280 G Tax Gross-up payments (4)	$—	$—		$10,346,841 - $12,787,843
Naveen Chopra	Cash payments	$—	$—		$843,750
	Medical insurance	$—	$—		$41,735
	Stock Option - unvested and accelerated (1)	$—	$—		$36,750
	Restricted Stock - Unvested and accelerated (2)	$—	$—		$5,252,815
Jeffrey Klugman	Cash payments	$—	$—		$1,350,000
	Medical insurance	$—	$—		$39,874
	Stock Option - unvested and accelerated (1)	$—	$—		$36,750
	Restricted Stock - Unvested and accelerated (2)	$—	$—		$4,932,744
Charles (Dan) Phillips	Cash payments	$—	$3,000,000		$3,850,000	(6)
	Medical insurance	$—	$—		$41,735
	Stock Option - unvested and accelerated (1)	$—	$—		$36,750
	Restricted Stock - Unvested and accelerated (2)	$—	$—		$4,528,570
Matthew Zinn	Cash payments	$—	$—		$1,012,500
	Medical insurance	$—	$—		$39,874
	Stock Option - unvested and accelerated (1)	$—	$—		$36,750
	Restricted Stock - Unvested and accelerated (2)	$—	$—		$2,078,398

(1)     Amounts represent the closing trading price of our common stock on January 31, 2014 less the exercise price, multiplied by the number of shares underlying the options subject to accelerated vesting.
(2)     Amounts represent the closing trading price of our common stock on January 31, 2014 multiplied by the number of shares subject to accelerated vesting. With respect to Mr. Rogers, this also includes the cash value of his guaranteed fiscal year 2015 stock awards based on the number of shares subject to such awards multiplied by the closing trading price of our common stock on January 31, 2014.
(3)     Represents the extension of the expiration date of the award from 90 days after the termination of employment to the remainder of the award's contractual life.
(4)     Pursuant to Mr. Rogers' change in control agreement, he will be entitled to a gross-up for any taxes owed by him under Section 280G of the Internal Revenue Code for payments made to him in connection with a covered change in control events.
(5)     Pursuant to Mr. Rogers' change in control agreement, he will be entitled to a pro-rated share of his bonus earned for the fiscal year ended 2014 plus an incremental 100% of his bonus target for two years.
(6)    Pursuant to Mr. Phillips' retention agreement disclosed on Form 8-K dated December 20, 2012, he will be entitled to receive the full amount of this bonus in the instance of a change of control.
SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
Rogers Employment Agreement. We have entered into an employment agreement with Thomas S. Rogers, our President and Chief Executive Officer.

The employment agreement provides that, in the event Mr. Rogers' employment agreement is terminated as a result of his death or disability, then 100% of his unvested stock awards will vest on the date of termination, including stock awards that are subject to performance-based vesting restrictions. In addition, Mr. Rogers will receive the cash value of his guaranteed fiscal year 2014 and 2015 stock awards and he is entitled to a pro-rated portion of his target annual bonus. Mr. Rogers and/or his covered dependents will also receive two years of continued health and welfare benefits coverage (such coverage will terminate on the date Mr. Rogers obtains substantially similar coverage due to subsequent employment, if applicable).
The employment agreement also provides that, in the event Mr. Rogers' employment is terminated by us other than for “cause” (as defined in the agreement) or if he resigns for “good reason” (as defined in the agreement), he will receive the benefits described above as well as two times his annual base salary, payable in three equal installments (one-third 60 days after termination, one-third 6 months following termination and one-third 12 months following termination), provided that any amount that would be unpaid at the end of the calendar year in which the first installment is first payable shall be paid in a cash lump sum no later than December 31 of such calendar year. Mr. Rogers will also receive two years of continued health and welfare benefits coverage (such coverage will terminate on the date Mr. Rogers obtains substantially similar coverage due to subsequent employment, if applicable). In addition, assuming attainment of applicable performance criteria for the fiscal year in which Mr. Rogers' employment terminates, Mr. Rogers will receive a pro-rated bonus based upon the actual number of days worked during the fiscal year, payable in a lump sum when bonuses for the fiscal year are paid to other executives and in addition Mr. Rogers shall receive two times his target annual bonus payable 60 days after termination. Additionally, all Mr. Rogers' stock awards will be automatically accelerated on the date of termination (including such stock awards that are subject to performance-based vesting restrictions). In addition, Mr. Rogers will receive the cash value of his guaranteed fiscal year 2014 and 2015 stock awards. Mr. Rogers' receipt of these severance benefits is conditioned upon his execution of a release, in the form attached to his employment agreement.
Change of Control Severance Agreements. Each of our executive officers, and including all of our vice presidents, have executed a change of control severance agreement with us. Pursuant to the terms of these agreements, in the event that, within thirteen months following a “change of control,” as described below, an executive officer or a vice president is terminated other than for “cause” (as defined in the agreement including the willful and continued failure to substantially perform job duties or the commission of an act of fraud, dishonesty, or conviction for a felony involving moral turpitude) or due to a “disability,” (defined as absence from full-time work for six (6) consecutive months), or the executive terminates his or her employment for “good reason,” (as defined in the agreements including a material reduction in duties, reduction in compensation or benefits, relocation of TiVo's offices greater than 50 miles), the executive will be entitled to a lump sum payment equal to a percentage of his or her annual base salary and targeted annual bonus of which such percentage is 200% for the Chief Executive Officer, 150% for the Senior Vice Presidents, and 100% for the Vice Presidents. Only our Chief Executive Officer's change in control severance agreements permits him to also terminate his employment with us for “good reason” if he no longer reports to our Board (or, if we have a parent company, to the Board of our ultimate parent Corporation). Additionally, effective March 21, 2007, our Board approved an additional provision applicable only to our Chief Executive Officer which entitles him to a gross-up for any taxes owed by him under Section 280G of the Internal Revenue Code for payments made to him in connection with a covered change in control event; however, effective as of September 13, 2012, Mr. Rogers will no longer be entitled to any gross-up for any taxes owed by Mr. Rogers under Section 280G or Section 4999 of the Internal Revenue Code for equity awards granted to him after fiscal year 2015. Pursuant to Mr. Rogers' employment agreement, Mr. Rogers will be entitled to receive the better of the benefits due under his employment agreement or his change in control agreement in such an event. In addition, all equity awards (including such stock awards that are subject to performance-based vesting restrictions, except as otherwise specifically stated in such grant) held by the terminated executive officer or vice president will become vested and any restrictions on that specified percentage of shares granted to the executive officer or vice president will immediately lapse. In addition, Messrs. Rogers, Chopra, Klugman, and Phillips will receive the cash value of certain guaranteed fiscal year 2014, 2015, and, in the case of Mr. Klugman, 2016 stock awards. We have also agreed to provide the following benefits to any terminated executive officer or vice president:
•continued directors' and officers' liability insurance for a period of six years not to exceed one hundred fifty percent (150%) of the per annum rate of premium currently paid by us for the insurance; and
•medical benefits for a period not to exceed 12 months for Vice Presidents, 18 months for Senior Vice Presidents, and 24 months for the President and Chief Executive Officer from the date of termination.
These agreements do not obligate our executive officers or vice presidents to mitigate losses by seeking other employment or otherwise, and the benefits under these agreements will not be reduced by compensation earned through employment by another employer. These agreements are perpetual unless both parties agree to amend or terminate or the individual is no longer an employee of TiVo.
A “change of control” under these agreements will be deemed to have occurred in the event of:
(i) a dissolution or liquidation of the Company;
(ii) a sale of all or substantially all of the assets of the Company;
(iii) a sale by the stockholders of the Company of the voting stock of the Company to another corporation or its subsidiaries that results in the ownership by such corporation and/or its subsidiaries of eighty percent (80%) or more of the combined voting power of all classes of the voting stock of the Company entitled to vote;
(iv) a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation of a subsidiary of the Company and in which, in either case, beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of members of the Board of Directors (“Directors”) has changed;
(v) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed;
(vi) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors; or
(vii) for any reason during any period of two (2) consecutive years following the effective date of the agreement, a majority of the Board is constituted by individuals other than (1) individuals who were directors immediately prior to the beginning of such period, and (2) new directors whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors immediately prior to the beginning of the period or whose election or nomination for election was previously so approved.
Additionally, our Amended & Restated 1997 Equity Incentive Plan, our Amended & Restated 1999 Equity Incentive Plan, and our Amended & Restated 2008 Equity Incentive Plan provide for vesting of options upon a “change of control,” as defined in the plans, in the event that during the first thirteen months following the change of control, the option holder's employment is terminated by the company other than for cause or the employee terminates his or her employment due to a constructive termination. If the change of control provisions are triggered, all employees would be entitled to acceleration of twenty-five percent (25%) of their unvested options, while vice presidents and higher would be entitled to acceleration of fifty (50%) of their unvested options.
DIRECTOR COMPENSATION
Directors who are also executive officers do not receive any additional compensation for serving as members of the Board or any other committee of the Board. Each non-employee director of TiVo is eligible for reimbursement for his expenses incurred in connection with attendance at Board meetings in accordance with our policy.
Additionally, non-employee directors are compensated as follows:
Annual Cash Retainers: As of September 11, 2013 each non-employee director receives a retainer of $50,000 paid on a quarterly basis. In addition to such annual retainer paid to all non-employee directors, the Chairman of the Audit Committee receives an additional annual retainer of $30,000, the Chairman of the Compensation Committee receives an additional annual retainer of $25,000, and the Chairman of the Nominating and Governance Committee receives an additional annual retainer of $20,000 and the chairs of any other Board committees receive an additional annual retainer of $10,000.
Furthermore, the members of the Audit Committee receive an annual retainer of $10,000 in addition to the $50,000 annual retainer paid to all non-employee directors, the members of the Compensation Committee receive an annual retainer of $7,500 in addition to the $50,000 annual retainer paid to all non-employee directors, and the members of the Nominating and Governance Committee and any other Board committees receive an annual retainer of $5,000 in addition to the $50,000 annual retainer paid to all non-employee directors.
Additionally, in December 2010, in connection with appointment of Mr. Wolzien as Lead Independent Director of the Board, and as of September 11, 2013 the Board approved an annual retainer of $60,000 payable in quarterly installments to the Lead Independent Director.
Board and Committee Meeting Attendance Fees: Non-employee directors do not receive any additional compensation for their attendance at Board meetings. Non-employee directors, however, receive an additional $2,000 for each Committee meeting they attend during the year for which they are a member of for which they attend at the request of such committee (paid quarterly).
Initial Equity Grants to New Board Members: On the date a new non-employee Board member joins our Board of Directors, the new non-employee director will receive an initial equity grant of restricted stock consisting of that number of shares of the Company's common stock calculated by dividing $160,000 by the closing trading price of a share of the Company's common stock on the date of grant, all of which shall vest 25% annually on the grant anniversary over four years subjected to continued service to the Company. The stock options and restricted stock grants received by Non-employee directors are made under the Amended & Restated 2008 Equity Incentive Plan pursuant to the 2008 Independent Director Equity Compensation Policy. These options granted under the Amended & Restated 2008 Equity Incentive Plan are intended by us not to qualify as incentive stock options under the Internal Revenue Code.
Annual Equity Grants: On the date of each Annual Meeting of Stockholders, each continuing non-employee director (except those non-employee directors who joined the Board after the last Annual Meeting who will receive a pro rata annual equity grants based on the number of months served) will receive a restricted stock grant consisting of that number of shares of the Company's common stock calculated by dividing $160,000 by the closing trading price of a share of the Company's common stock on the date of grant, all of which will vest 100% on the first anniversary of their grant subject to continued service to the Company. These shares will be issued under the Amended & Restated 2008 Equity Incentive Award Plan.
Board Ownership Guidelines: As of September 11, 2013, the Board approved an increase to its equity ownership guidelines for non-employee directors that requires each non-employee director to own 25,000 shares of the Company's common stock within five years of the director joining the Board.
The exercise price of options granted under the Amended & Restated 2008 Equity Incentive Award Plan pursuant to the 2008 Independent Director Equity Compensation Policy will be equal to the closing trading price of the common stock on the date of grant. The option term is 7 years under Amended & Restated 2008 Equity Incentive Award Plan and 10 years for previously granted options under the Director's Plan, but it terminates three months after the optionholder's service as a director, an employee or a consultant to us or our affiliates terminates. If such termination is due to the optionholder's disability, the exercise period is extended to 12 months. If such termination is due to the optionholder's death or if the optionholder dies within three months after his or her service terminates, the exercise period is extended to 18 months following death. Upon a change in control of TiVo, the vesting and exercisability of all outstanding options and the vesting of all restricted shares will accelerate, and the options will terminate unless an acquiring corporation assumes or replaces outstanding options. Vesting for options and restricted stock grants ceases upon the recipient's termination of service as a director, an employee, or a consultant of us or our affiliates.

Director Compensation
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(g)	(h)
Peter Aquino	$89,611	$159,990	$—	—	$249,601
William Cella	$71,500	$159,990	$—	—	$231,490
Jeffrey T. Hinson	$117,944	$159,990	$—	—	$277,934
Daniel Moloney	$27,333	$159,999	$—	—	$187,332
J. Heidi Roizen	$115,944	$159,990	$—	—	$275,934
Thomas Wolzien	$168,778	$159,990	$—	—	$328,768
David Yoffie	$58,000	$159,990	$—	—	$217,990

1)Amounts shown reflect the aggregate dollar amounts of all fees earned in cash for services as a director, including annual cash retainers, committee and/or chairmanship fees, and meeting fees.
2)Reflects the grant date fair value of restricted stock awards granted in fiscal year 2014 calculated in accordance with ASC Topic 718. The assumptions made in calculating grant date fair value are consistent with those disclosed in Note 12 Stock-Based Compensation to our Consolidated Financial Statements found in our Annual Report on Form 10-K for the fiscal year ended January 31, 2014. The full grant date fair value of the fiscal year 2014 restricted stock awards to non-employee directors was $159,990 for each non-executive director, except Mr. Moloney who received an initial equity grant with a fair value of $159,999.
The aggregate number of stock awards and the aggregate number of option awards outstanding as of January 31, 2014 were as follows:

Name	Stock Awards Outstanding	Option Awards Outstanding
	as of January 31, 2014
Peter Aquino	16,054	35,685
William Cella	13,979	57,292
Jeffrey T. Hinson	13,979	52,292
J. Heidi Roizen	13,979	53,125
Daniel Moloney	13,147	—
Thomas Wolzien	13,979	72,917
David Yoffie	18,651	25,000
EQUITY COMPENSATION PLAN TABLE
The following table sets forth certain information as of January 31, 2014, concerning the shares of our Common Stock that may be issued under any form of award granted under our equity compensation plans in effect as of January 31, 2014.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans
Approved by Security Holders (1)	7,904,290	(2)	$7.45	(2)	8,397,834	(3)

Equity Compensation Plans Not
Approved by Security Holders	—		—		—

Total	7,904,290		$7.45		8,397,834
(1)    These plans consist of the (i) Amended & Restated 1997 Equity Incentive Plan; (ii) Amended & Restated 1999 Equity Incentive Plan; (iii) Amended & Restated 1999 Non-employee Directors' Stock Option Plan; (iv) Amended & Restated 1999 Employee Stock Purchase Plan; and (v) 2008 Equity Incentive Award Plan.
(2)    The number of shares listed in column (a)  consists of 7,664,290 shares issuable upon the exercise of outstanding options (with a weighted average exercise price of approximately $ 7.45 and a weighted average remaining term until expiration of approximately 2.94 years) and 240,000 shares issuable from outstanding RSUs. Column (b) only represents the weighted average exercise price of the options.
(3)    As of January 31, 2014, there was 6,513,292 shares of common stock remain available for future issuance under the 2008 Equity Incentive Award Plan and 1,884,542 shares remain available for future issuance under the 1999 Employee Stock Purchase Plan. As of January 31, 2014 no shares remain available for future issuance under the Amended & Restated 1997 Equity Incentive Plan, the Amended & Restated 1999 Equity Incentive Plan, nor the Amended & Restated 1999 Non-Employee Directors' Stock Option Plan.
SECURITY OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of TiVo's common stock as of May 15, 2014 by: (i) each director; (ii) each of the executive officers named in the Summary of Executive Compensation table; (iii) all executive officers and directors of TiVo as a group; and (iv) all those known by TiVo to be beneficial owners of more than five percent of TiVo's common stock.

Beneficial Owner	Beneficial Ownership (1)
	Number of	Percent of
	Shares	Total
Executive Officers and Directors
Thomas Rogers (2)	5,194,888	4.5%
Naveen Chopra (3)	534,960	*
Jeffrey Klugman (4)	365,193	*
Charles (Dan) Phillips (5)	463,666	*
Matthew Zinn (6)	530,534	*
Peter Aquino (7)	71,769	*
William Cella (8)	102,199	*
Jeffrey Hinson (9)	105,599	*
Daniel Moloney (10)	13,147
J. Heidi Roizen (11)	96,632	*
Thomas Wolzien (12)	123,074	*
David Yoffie (13)	51,616	*

5% Stockholders
BlackRock Inc. (14)	8,236,441	7.2%
40 East 52nd Street
New York, NY 10022
Putnam Investment Management LLC (15)	7,332,436	6.4%
One Post Office Square
Boston, MA 02109
Systematic Financial Management LP (16)	8,354,574	7.3%
C/O Glenpointe East 7th Floor
300 Frank W. Burr Blvd
Teaneck, NJ 07666
The Vanguard Group (17)	7,096,491	6.2%
100 Vanguard Blvd
Malvern, PA 19355
All executive officers and directors as a group (13 persons) (18)	7,747,713	6.8%

* Less than one percent

1.
This table is based upon information supplied by officers, directors and principal stockholders, Schedules 13D and 13G and Form 13F, as applicable, filed with the SEC and information to our knowledge based upon our stock transfer records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table shows beneficial ownership in accordance with the rules of the Securities and Exchange Commission by including securities over which a named person has or shares voting or investment control, as well as securities over which a named person has the right to acquire voting or investment control within 60 days of May 15, 2014, such as, for example, upon exercise of an option that is currently vested or which is scheduled to vest within that 60-day period. Applicable percentages are based on 114,851,470 shares outstanding on May 15, 2014.

2.
Includes 2,694,242 shares Mr. Rogers has the right to acquire pursuant to outstanding options exercisable within 60 days of May 15, 2014. Also included in these numbers are 448,392 shares Mr. Rogers could attain upon the exercises of his stock appreciation rights within 60 days of May 15, 2014 (based on the closing share price of $11.82 on May 15, 2014). Also includes 1,174,249 shares of restricted stock, which cannot be sold or transferred by Mr. Rogers prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Rogers' cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares. This amount does not include 240,000 RSUs that will not vest within 60 days of May 15, 2014.

3.
Includes 60,323 shares Mr. Chopra has the right to acquire pursuant to outstanding options exercisable within 60 days of May 15, 2014. Also includes 334,166 shares of restricted stock, which cannot be sold or transferred by Mr. Chopra prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Chopra's cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares.

4.
Includes 127,747 shares Mr. Klugman has the right to acquire pursuant to outstanding options exercisable within 60 days of May 15, 2014. Also includes 187,500 shares of restricted stock, which cannot be sold or transferred by Mr. Klugman prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Klugman's cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares.

5.
Includes 88,563 shares Mr. Phillips has the right to acquire pursuant to outstanding options exercisable within 60 days of May 15, 2014. Also includes 235,010 shares of restricted stock, which cannot be sold or transferred by Mr. Phillips prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Phillips's cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares.

6.
Includes 296,822 shares Mr. Zinn has the right to acquire pursuant to outstanding options exercisable within 60 days of May 15, 2014. Also includes 187,500 shares of restricted stock, which cannot be sold or transferred by Mr. Zinn prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Zinn's cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares.

7.	Includes 16,054 shares of restricted stock and 34,122 shares Mr. Aquino has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 15, 2014.

8.	Includes 13,979 shares of restricted stock and 57,292 shares Mr. Cella has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 15, 2014.

9.	Includes 13,979 shares of restricted stock and 52,292 shares Mr. Hinson has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 15, 2014.

10.	Includes 13,147 shares of restricted stock.

11.	Includes 13,979 shares of restricted stock and 53,125 shares Ms. Roizen has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 15, 2014.

12.	Includes 13,979 shares of restricted stock and 72,917 shares Mr. Wolzien has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 15, 2014.

13.	Includes 18,651 shares of restricted stock and 17,708 shares Mr. Yoffie has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 15, 2014.

14.
All information regarding BlackRock, Inc., or BlackRock, and its affiliates is based on information disclosed in the Schedule 13F filed on May 2, 2014 by BlackRock. The BlackRock Schedule 13F indicates that, at March 31, 2014, BlackRock was the beneficial owner of 8,236,441 of such shares as a result of acting as investment adviser to various clients that are the holders of record of such shares. The BlackRock Schedule 13F indicates that, at March 31, 2014, BlackRock had sole dispositive power over 7,878,916 of such shares.

15.
All information regarding Putnam Investment Management, LLP, or and its affiliates is based on information disclosed in the Schedule 13F filed on May 15, 2014 by Putnam Investment Management. The Putnam Investment Management Schedule 13F indicates that, at March 31, 2014, Putnam had sole dispositive power over 454,432 shares.

16.
All information regarding Systematic Financial Management LP and its affiliates is based on information disclosed in the Schedule 13F filed on May 15, 2014 by Systematic The Systematic Schedule 13F indicates that, at March 31, 2014, Systematic had shared power to vote or to direct the vote on 5,610,326 shares.

17.
All information regarding the Vanguard Group and its affiliates is based on information disclosed in the Schedule 13F filed on May 13, 2014 by the Vanguard Group, Inc. The Vanguard Inc. Schedule 13F indicates that, at March 31, 2014, Vanguard had shared power to vote or to direct the vote on 181,278 shares.

18.	Includes 3,563,591 shares subject to options exercisable within 60 days of May 15, 2014.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Audit Committee of the Board of Directors of TiVo Inc. has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2015 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since the Company's fiscal year ended January 31, 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Amended & Restated Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of TiVo and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on PROPOSAL 2 at the Annual Meeting will be required to ratify the selection of KPMG LLP as our independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

REPORT OF THE AUDIT COMMITTEE
The information contained in this section shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Responsibilities. The Audit Committee of the Board of Directors is currently composed of Messrs. Hinson, Moloney, and Wolzien, all of whom the Board has determined meet the independence requirements of the SEC and NASDAQ. The Audit Committee operates under a written charter that has been adopted by the Board; the current version is available at www.tivo.com by first clicking “About us”, then “Investor Relations,” and then “Corporate governance.” The charter is reviewed annually for changes, as appropriate. The Audit Committee is responsible for assisting the Board in its general oversight of TiVo's auditing, accounting and financial reporting processes, system of internal controls, and tax, legal, regulatory, and ethical compliance. TiVo's management is responsible for maintaining TiVo's books of account and preparing periodic financial statements based thereon, and for maintaining the system of internal controls. The independent auditors are responsible for auditing TiVo's annual financial statements.
Review with Management and Independent Auditors. In this context, the Audit Committee hereby reports as follows:
(1)    The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, KPMG LLP, together and separately, TiVo's audited consolidated financial statements contained in TiVo's Annual Report on Form 10-K for the fiscal year 2014.
(2)    The Audit Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees.
(3)    The Audit Committee has received from the independent registered public accounting firm, KPMG LLP, the written disclosures and the letter required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), and the Audit Committee has discussed with KPMG LLP its independence.
(4)    The Audit Committee has considered whether the provision of services covered by fees paid to KPMG LLP is compatible with maintaining the independence of KPMG LLP.
Based on the review and discussions referred to in paragraphs 1-4 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in TiVo's Annual Report on Form 10-K for fiscal year 2014, filed with the SEC on March 14, 2014. The Audit Committee has appointed KPMG LLP as TiVo's independent registered public accounting firm for fiscal year 2015. This report is submitted by the Audit Committee.

AUDIT COMMITTEE
Jeffrey Hinson (Chair)
Thomas Wolzien
Daniel Moloney

AUDIT COMMITTEE DISCLOSURES
INDEPENDENT AUDITORS FEES AND SERVICES
In addition to retaining KPMG LLP to audit the consolidated financial statements for fiscal year 2014, TiVo retained one other auditing firm in the United Kingdom, Blick Rothenberg Chartered Accountants, to provide various accounting services during fiscal 2014. The aggregate fees billed for professional services by KPMG LLP for the fiscal years ended January 31, 2014 and 2013 are as follows:

	Fiscal Year Ended January 31,
	2014	2013
	KPMG LLP	KPMG LLP
Audit Fees	$1,272,265	$1,017,601
Audit Related Fees	337,262	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,609,527	$1,017,601
Audit Fees. This category includes the audit of TiVo's annual financial statements, review of financial statements included in TiVo's Form 10-Q Quarterly Reports and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Audit fees also include fees for professional services rendered for KPMG's audit of the effectiveness of the Company's internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
Audit Related Fees. This category consists of assurance and related services that were reasonably related to the performance of the audit or review of TiVo's financial statements. This category includes fees primarily related to due diligence services.
Tax Fees. This category consists of professional services rendered for tax compliance and tax advice. There were no fees paid for fiscal years 2014 and 2013 for services performed under this category.
All Other Fees. This category consists of all other fees including fees billed for professional services that were not the result of an audit or review. There were no fees paid for fiscal years 2014 and 2013 for services provided under this category.
Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. These services may include audit services, audit-related services, tax, and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specified budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During fiscal years 2014 and 2013, all services provided by KPMG LLP were pre-approved by the Audit Committee.

PROPOSAL 3
APPROVAL OF AMENDMENT TO 2008 EQUITY INCENTIVE AWARD PLAN
Multi-Year Share Request
Our Board of Directors has amended the Amended & Restated 2008 Equity Incentive Award Plan (the “2008 Plan“), subject to approval by our stockholders, to increase the maximum number of shares of common stock that may be issued under the 2008 Plan by 7,500,000 shares. The Board intends for this additional share request to be sufficient for the Company's purposes for at least two years and does not intend to request additional shares any earlier than the Company's 2016 Annual Meeting of Stockholders. We expect to continue to maintain a burn rate at or below 4% in fiscal year 2015 and fiscal year 2016 as we believe this share request will be sufficient for our purposes for at least the next two years.
Without taking into account the amendment to the 2008 Plan for which we are seeking stockholder approval at the 2014 Annual Meeting, 3,044,222 shares of common stock, or approximately 2.65% of outstanding shares, were available for grants of new awards under the 2008 Plan as of May 15, 2014.
Historically Broad Based Equity Plan
We provide our employees with equity compensation because we believe this closely aligns the incentives of our employees with our shareholders and is consistent with one of our key success factors, “ownership.” We have in the past used, and intend to continue to use, stock options and restricted stock unit awards as incentives to attract, retain and motivate our talented employees, and we believe that equity incentives help ensure that employees focus on our long-term success. We also believe that stock ownership and stock-based incentive awards are the best way to align the interests of our directors, employees and consultants with the long-term interests of our shareholders. We have a history of providing equity-based compensation to a broad range of employees, not just executives or senior employees, even as our employee base has grown from 487 employees in 2009 to 626 employees as of May 15, 2014. In connection with our stock-based compensation programs, we seek to balance the need to maintain a talented resource pool in a highly competitive business with efforts to closely monitor our stock award “burn rate” each year. Our annual burn rate is determined by dividing the number of shares of our common stock subject to stock awards we grant in a fiscal year by the weighted average number of our shares of common stock outstanding for that fiscal year. We define a Full Value Award as any Award other than an Option or Stock Appreciation Right. We count one share of our common stock subject to a Full Value Award as equivalent to 1.5 shares.
In order to minimize the dilutive effect of the 2008 Plan on our stockholders, two years ago we committed to maintaining a burn rate at or below 4% in fiscal year 2013 and fiscal year 2014. As a result, our most recent two fiscal years averaged out to 3.92%. In fiscal years 2009, 2010, 2011, 2012, 2013 and 2014, we had burn rates of approximately 4.14%, 5.96%, 4.64%, 4.09%, 3.87% and 3.97%, respectively. In fiscal years 2015 and 2016, we plan to continue to manage our stock award burn rate.
In additional to our burn rate, another metric we carefully monitor in minimizing stockholder dilution is our overhang, the number of shares underlying all equity awards, plus the number of shares available to be granted divided by the number of shares outstanding. Our overhang over the past three years was 19%, 19%, and 16% for fiscal years 2012, 2013, and 2014 respectively. Our overhang has continued to trend lower in fiscal year 2015 as it was 14% as of May 15, 2014.
Even as we continued to closely manage our burn rate and overhang in connection with our 2008 Plan, we continued our policy of broad based participation in our equity-based compensation despite a significant increase in our employee population from the beginning of fiscal year 2009 at 487 employees to 626 employees as of May 15, 2014.
We believe that we will be at a competitive disadvantage in our efforts to attract and retain employees if we do not have the flexibility to issue competitive levels of equity-based compensation awards to targeted individuals. Accordingly, the 2008 Plan has been amended, subject to stockholder approval, to increase the number of shares that may be issued by 7,500,000, or approximately 6.53% of outstanding shares. The Board intends for this additional share request to be sufficient for the Company's purposes for at least two years and does not intend to request additional shares any earlier than the Company's 2016 Annual Meeting of Stockholders.
Approval of 2008 Plan and Performance Goals for Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a federal income tax deduction to any publicly held corporation for compensation to the chief executive officer and the corporation’s other named executive officers, other than the chief financial officer, in excess of $1 million in any taxable year. However, compensation based on the attainment of performance goals, is excluded from this deduction limit if certain criteria are satisfied, including that the material terms pursuant to which the compensation is paid must be disclosed to and approved by the Company’s stockholders. The material terms of the 2008 Plan are described below.
Pre-established performance goals for awards intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of our common stock, market share, subscription gross additions, subscription net additions, cumulative subscriptions, churn rate, subscription acquisition cost and revenue per subscription, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.
Stockholders are requested to approve the amendment to the 2008 Plan. The amendment to the 2008 Plan requires approval of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on PROPOSAL 3 at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

SUMMARY OF 2008 EQUITY INCENTIVE AWARD PLAN, AS AMENDED
SUMMARY
The purpose of the 2008 Plan is to promote our success and enhance our value by linking the personal interests of the members of the Board, our employees, and our consultants to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders. The 2008 Plan is also intended to provide flexibility to us in our ability to motivate, attract, and retain the services of members of the Board, our employees, and our consultants upon whose judgment, interest and special effort the successful conduct of our operation is largely dependent.
The following summarizes the terms of the 2008 Plan, including the proposed amendment, and this summary is qualified by reference to the full text of the 2008 Plan, as amended, which is attached as Appendix A to this Proxy Statement.
GENERAL
•    The 2008 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs“), performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, performance bonus awards, and performance-based awards to officers, employees, non-employee directors and consultants.
•    The 2008 Plan explicitly prohibits repricing options and stock appreciation rights to an exercise price lower than the exercise price set on the date of grant without stockholder approval. Other than in connection with certain transactions, such as a merger or consolidation, the 2008 Plan also explicitly prohibits offering to buyout an option or stock appreciation right for a payment in cash or the granting of an option or stock appreciation right in exchange for, or in connection with, the cancellation or surrender of an option, stock appreciation right or other award.
•    The 2008 Plan has a ten year term.
•    Options and SARs granted under the 2008 Plan have a maximum term of seven years and must have an exercise price at least equal to the fair market value of our common stock on the date of grant.
•    As of May 15, 2014, the maximum number of shares of our common stock with respect to which awards may be granted under the 2008 Plan is 26,400,000, of which 3,044,222 remain available for grant. The proposed amendment would increase the number of shares currently available for grant by 10,544,222. The number of shares available for grant is subject to increase to the extent that awards previously granted under the 2008 Plan and the Company's Amended and Restated 1999 Equity Incentive Plan (the “Prior Plan”) expire, or are forfeited or canceled. As of May 15, 2014, there were 23,534,415 shares of our common stock subject to awards already granted under the Prior Plan. We do not expect that all of these awards will terminate, expire or lapse without such shares of common stock being issued. However in the event of the termination, expiration, or lapse of all of such awards, the maximum number of shares of our common stock that may become issuable under the 2008 Plan is 49,434,415 as of May 15, 2014.
•    The number of shares of our common stock to be reserved under the 2008 Plan represents approximately 6.53% of the total outstanding shares of our common stock as of May 15, 2014. The maximum number of shares in the aggregate that may be issued under the 2008 Plan assuming the termination, expiration or lapse of all awards under the Prior Plan, however unlikely, represents approximately 50% of the total outstanding shares of our common stock as of May 15, 2014.
•    The 2008 Plan will permit the qualification of awards with performance-based vesting as “performance-based compensation” within the meaning of Section 162(m) of the Code. See “Qualified Performance-Based Compensation” and “Federal Income Tax Consequences” below for a more detailed discussion of the application of Section 162(m).
•    The maximum number of shares with respect to one or more awards of stock options or SARs that may be granted to any one participant during any calendar year is 3,000,000 and the maximum amount that may be paid in cash with respect to any performance-based award during any calendar year is $5,000,000.
•    As of May 15, 2014, the closing price of our common stock on the Nasdaq Stock Market was $11.82 per share.

The following information regarding all existing equity compensation plans (excluding the Amended & Restated 1999 Employee Stock Purchase Plan) as of May 15, 2014 updates the information included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2014:
•Shares of common stock available for grant: 3,044,222
•Stock options and stock appreciation rights outstanding: 7,312,394
•Weighted average exercise price of outstanding stock options and stock appreciation rights under all existing equity compensation plans: $7.46
•Weighted average remaining contractual term of outstanding stock options: 2.69 years
•Full Value Awards (as defined on page 68 of this Proxy Statement) outstanding: 5,279,852
•Total awards (includes stock options, stock appreciation rights, and Full Value Awards) outstanding: 12,592,246
•Total shares of common stock outstanding: 114,851,470

ADMINISTRATION
The 2008 Plan may be administered by the full Board or by a committee of the Board, including a committee of one comprised solely of our Chief Executive Officer. Pursuant to this, the Compensation Committee of the Board has been delegated the authority to determine and make individual grants to our employees and consultants. The Compensation Committee has been constituted to satisfy the applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act“), and Section 162(m) of the Code and has the exclusive authority to grant awards under the 2008 Plan and otherwise administer the 2008 Plan. The full Board, acting by a majority of its independent members in office, conducts the general administration of the Plan with respect to all awards granted to our non-employee directors. Additionally, pursuant to this, our Chief Executive Officer has been delegated the authority to determine and make individual grants to our employees not subject to Section 16 of the Exchange Act.
ELIGIBILITY
Persons eligible to participate in the 2008 Plan include any person who is our, or our affiliate's, employee, consultant or member of the Board, as determined by the administrator. As of May 15, 2014, there were approximately 625 employees, 1 employee-director, 0 consultants, and 7 non-employee directors eligible to receive awards under the 2008 Plan.
 LIMITATION ON AWARDS AND SHARES AVAILABLE
In accordance with Proposal 3, an aggregate of 7,500,000 additional shares of our common stock will be available for grant pursuant to the 2008 Plan. The shares of common stock covered by the 2008 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.
Generally, shares subject to an award under the 2008 Plan that terminates, expires, or lapses for any reason are made available for issuance again under the 2008 Plan. Shares of our common stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award and shares of our common stock that were subject to a stock-settled SAR that are not issued upon exercise of the SAR will not be available for issuance again under the 2008 Plan. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2008 Plan.
The maximum number of shares of common stock that may be subject to one or more Awards of stock options and SARs granted to any one participant pursuant to the 2008 Plan during any calendar year is 3,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any performance-based award is $5,000,000.
In order to minimize the dilutive effect of the 2008 Plan on our stockholders, two years ago we committed to maintaining a burn rate at or below 4% in fiscal year 2013 and fiscal year 2014. For the fiscal years 2013 and 2014, we had actual burn rates of approximately 3.87% and 3.97%, respectively, which averaged out to 3.92%. In fiscal years 2015 and 2016, we plan to continue to manage our stock award burn rate.
For this purpose, burn rate is defined as the adjusted total number of equity grants made in a given year divided by the weighted average number of shares of our common stock outstanding at the end of that year. The adjusted total number of equity grants is equal to the sum of the number of shares of our common stock subject to options and other equity-based awards granted during the year as adjusted to reflect “full value”.
AWARDS
The 2008 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, performance bonus awards, and performance-based awards. Except as described below with regard to our 2008 Independent Director Equity Compensation Policy, no determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2008 Plan. See the Grants of Plan-Based Awards Table and Outstanding Equity Awards at Fiscal Year End Table, above, for information on awards granted under our 2008 Plan and the Prior Plan to our named executive officers identified in those tables.
Stock Options. Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2008 Plan. The option exercise price of all stock options granted pursuant to the 2008 Plan will not be less than 100% of the fair market value of the common stock on the date of grant. Stock options may be exercised as determined by the administrator of the 2008 Plan, but in no event may a stock option have a term extending beyond the seventh anniversary of the date of grant. Incentive stock options granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of our stock will have an exercise price that is not less than 110% of the fair market value of our common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.
Restricted Stock. Restricted stock awards may be granted pursuant to the 2008 Plan. A restricted stock award is the grant of shares of our common stock at a price determined by the administrator (including zero) that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the administrator.
Restricted Stock Units. Restricted stock units may be granted pursuant to the 2008 Plan. A restricted stock unit award provides for the issuance of common stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The vesting and maturity dates will be established at the time of grant, and may provide for the deferral of receipt of the common stock beyond the vesting date. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of common stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The administrator will specify the purchase price, if any, to be paid by the participant to us for such shares of common stock.
Stock Appreciation Rights. A SAR is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of our common stock on the date of exercise of the SAR over (B) the fair market value of a share of our common stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of common stock subject to the SAR. Such payment will be in the form of cash, our common stock or a combination of cash and our common stock, as determined by the administrator, and SARs settled in our common stock shall satisfy all of the restrictions imposed by the 2008 Plan upon stock option grants. Each SAR must be evidenced by a written award agreement with terms and conditions consistent with the 2008 Plan. The administrator determines the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR will not exceed seven years.
Performance Shares. Awards of performance shares are denominated in a number of shares of our common stock and may be linked to any one or more performance criteria determined appropriate by the administrator, in each case on a specified date or dates or over any period or periods determined by the administrator.
Performance Stock Units. Awards of performance stock units are denominated in unit equivalent of shares of our common stock and/or units of value, including dollar value of shares of common stock, and may be linked to any one or more performance criteria determined appropriate by the administrator, in each case on a specified date or dates or over any period or periods determined by the administrator.
Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or our common stock) of dividends paid on our common stock. Dividend equivalents represent the value of the dividends per share of our common stock paid by us, calculated with reference to the number of shares our common stock that are subject to any award other than an option or SAR held by a participant. Dividend equivalents are converted to cash or additional shares of our common stock by such formula and at such time subject to such limitations as may be determined by the administrator. Dividend equivalents provided with respect to any performance-based award will be subject to the same terms, conditions and risk of forfeiture as the underlying awards. Dividend equivalents cannot be granted with respect to options or SARs.
Stock Payments. Stock payments include payments in the form of our common stock, options or other rights to purchase common stock made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the administrator and may be based upon performance criteria determined appropriate by the administrator, determined on the date such stock payment is made or on any date thereafter.
Deferred stock. Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the administrator. Common stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or performance criteria set by the administrator, and unless otherwise provided by the administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.
Performance Bonus Awards. Any participant selected by the administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the administrator and relate to any one or more performance criteria determined appropriate by the administrator on a specified date or dates or over any period or periods determined by the administrator. Any such cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Code may be a performance-based award as described below.
Performance-Based Awards. The administrator may grant awards, including cash awards, to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the administrator for the period are satisfied. With regard to a particular performance period, the administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by us or any qualifying subsidiaries on the date the performance-based award is paid to be eligible for a performance-based award for any period. Stock options and SARs granted by a qualifying compensation committee under the 2008 Plan will generally satisfy the exception for qualified performance-based compensation since the plan sets forth the maximum number of shares of common stock which may be subject to awards granted to any one participant during any calendar year and the per share exercise price of options and SARs must be at least equal to the fair market value of a share of our common stock on the date of grant.
Pre-established performance goals for awards intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of our common stock, market share, subscription gross additions, subscription net additions, cumulative subscriptions, churn rate, subscription acquisition cost and revenue per subscription, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.
Payment. The administrator of the 2008 Plan will determine the methods by which payments by any award holder with respect to any awards may be paid, the form of payment, including, without limitation: (1) cash,

(2) shares of common stock held for such period of time as may be required by the administrator in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the aggregate payments required, or (3) other property acceptable to the administrator (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of such sale). The 2008 Plan does not permit us to make or arrange for loans as a method of payment for any award.
Upon the grant of an award, the administrator may provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, upon the occurrence of one or more specified events without limitation as to the number of shares. Following the grant of an award, the administrator may also provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, in connection with a change in control (as defined in the 2008 Plan) or in connection with a holder's termination of employment or service by reason of the holder's retirement, death or disability. In addition, at any time and for any reason after the grant of shares, the administrator may also provide that the period during which outstanding awards will vest or become exercisable will accelerate, in whole or in part, with respect to an aggregate number of shares not to exceed 10% of the total number of shares available for awards under the 2008 Plan.
Transferability of awards. No right or interest of a participant in any award granted under the 2008 Plan may be pledged, encumbered, or subject to any lien, obligation or liability of the participant to any other party other than us or our subsidiary. Awards cannot be assigned, transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the administrator. The administrator may provide in any award agreement that an award may be transferred to certain persons or entities related to a participant in the 2008 Plan, including but not limited to members of the participant's family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of the participant's family and/or charitable institutions, or to such other persons or entities as may be expressly permitted by the administrator. Such permitted assignees will be bound by and subject to such terms and conditions as determined by the administrator. Notwithstanding the foregoing, no awards may be transferred for consideration to third parties.
Independent Director Compensation. Pursuant to our 2008 Independent Director Equity Compensation Policy, adopted by the Board, non-employee directors are eligible for automatic grants of non-qualified stock options and restricted stock awards upon initial election or appointment and for continued service on the Board. See “Director Compensation” above for more information on our 2008 Independent Director Equity Compensation Policy. Awards granted under the 2008 Independent Director Equity Compensation Policy, or any subsequently adopted policy, are subject to all of the limitations for awards set forth in the 2008 Plan and as described in this proposal.
QUALIFIED PERFORMANCE-BASED COMPENSATION
Section 162(m) of the Code generally limits the deductibility of compensation paid to certain executive officers of a publicly-held corporation to $1.0 million in any taxable year of the corporation. Certain types of compensation, including “qualified performance-based compensation,” are exempt from this deduction limitation. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors”;

•	The material terms of the performance goals must be disclosed to and approved by the stockholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.
Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the qualified performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. The 2008 Plan has been designed to permit the Compensation Committee of the Board to grant stock options, SARs and other awards which will qualify as qualified performance-based compensation under Section 162(m) of the Code.

ADJUSTMENTS
Certain transactions with our stockholders not involving our receipt of consideration, such as the combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) or any other transaction other than an equity restructuring may affect the share price of our common stock. In the event that this occurs, the Board will make such equitable adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change. Such adjustments may include a change in the aggregate number and kind of shares that may be issued under the 2008 Plan, the terms and conditions of any outstanding awards, and the grant or exercise price per share for any outstanding awards under the 2008 Plan. Any adjustment affecting an award intended as qualified performance-based compensation must be made consistent with the requirements of Section 162(m) of the Code.
If there is any other combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or other change affecting the shares of common stock or the share price of the common stock (other than an event described in the preceding paragraph), the Board may, in its discretion:

•
    provide for the termination of any award in exchange for an amount of cash (if any) and/or other property equal to the amount that would have been attained upon the exercise of such Award or realization of the participant's rights;

•	provide for the replacement of any award with other rights or property selected by the Board in its sole discretion;

•
    make adjustments (i) in the number and type of shares of our common stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding rights, options and awards or future rights, options and awards;

•
    provide that any surviving corporation (or its parent or subsidiary) will assume awards outstanding under the 2008 Plan or will substitute similar awards for those outstanding under the 2008 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards;

•	provide that all awards will be exercisable, payable or fully vested as to all shares of our common stock covered thereby; or

•	provide that any outstanding award cannot vest, be exercised, or become payable after such event.
 EFFECT OF A CHANGE IN CONTROL
Outstanding awards do not automatically terminate in the event of a change in control. A “change in control” generally means a sale or other disposition of all or substantially all of our assets, a merger or consolidation in which we are not the surviving corporation, or a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property. In the event of a change in control, any surviving corporation or acquiring corporation must either assume or continue outstanding awards or substitute similar awards. If it does not do so, then with respect to awards held by participants whose service has not terminated, the vesting of such awards (and, if applicable, the time during which such Awards may be exercised) will be accelerated in full and all forfeiture restrictions on such awards will lapse. The unexercised portion of all outstanding awards may terminate upon the change in control. The acceleration of an award in the event of a change in control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.
If a participant terminates service with us within thirteen (13) months following a change in control due to an involuntary termination without cause or a voluntary termination due to constructive termination by us, then that participant's vesting and exercisability of all awards held by the participant will be accelerated, or any reacquisition or repurchase rights held by us with respect to the award will lapse, as set forth below. With respect to a participant who is an officer with the title of vice president or above or a member of the Board at the time of such termination, fifty percent (50%) of the unvested shares covered by the awards will vest and become exercisable (or reacquisition or repurchase rights held by us will lapse with respect to fifty percent (50%) of the shares still subject to such rights) as of the date of termination. For all other participants twenty-five percent (25%) of the unvested shares will vest and become exercisable (or reacquisition or repurchase rights held by us will lapse) as of the date of termination.
No adjustment will be authorized to the extent that it causes a qualified performance-based compensation award to fail to qualify as such, violate Section 422(b)(1) of the Code, result in short-swing profits under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 under the Exchange Act of 1934, as amended, unless the Board determines that the award is not to comply with such exemptive conditions. In addition, the Board may grant equity awards with more or less favorable vesting acceleration provisions than those described above.
All outstanding awards will terminate immediately in the event of a dissolution or liquidation of our Company, prior to that event.
AMENDMENT AND TERMINATION
No awards may be granted pursuant to the 2008 Plan on or after the tenth anniversary of the date our stockholders first approved the 2008 Plan or August 6, 2008. In addition, the Board may terminate, amend, or modify the 2008 Plan at any time; however, stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2008 Plan, to permit the Board to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond seven years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2008 Plan in connection with certain changes in capital structure, we may not offer to buy out an option or stock appreciation right for a payment in cash and no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option, stock appreciation right or other award.
FEDERAL INCOME TAX CONSEQUENCES
The federal income tax consequences of the 2008 Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the 2008 Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2008 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and estate and gift tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.
Section 409A of the Code. Certain types of awards under the 2008 Plan, including deferred stock and restricted stock units, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2008 Plan and awards granted under the plan will be structured and interpreted to comply with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the administrator, the 2008 Plan and applicable award agreements may be amended to exempt the applicable awards from Section 409A of the Code or to comply with Section 409A.
Non-Qualified Stock Options. For federal income tax purposes, if participants are granted non-qualified stock options under the 2008 Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of our common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.
Incentive Stock Options. There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to us, unless participants dispose of the shares of common stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of common stock were transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option's exercise (or the date of sale, if less) will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.
Restricted Stock. For federal income tax purposes, the grantee generally will not have taxable income on the grant of restricted stock, nor will we then be entitled to any deduction, unless the grantee makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the grantee generally will recognize ordinary income, and we will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock.
Stock Appreciation Rights. No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares of common stock received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the grantee in the year of such exercise. We will be entitled to a deduction for compensation paid in the same amount which the grantee realized as ordinary income.
Performance Shares. The grantee generally will not realize taxable income at the time of the grant of the performance shares, and we will not be entitled to a deduction at that time. When the award is paid, whether in cash or common stock, the grantee will have ordinary income, and we will be entitled to a corresponding deduction.
Performance Stock Units. The grantee generally will not realize taxable income at the time of the grant of the performance stock units, and we will not be entitled to a deduction at that time. When the award is paid, whether in cash or common stock, the grantee will have ordinary income, and we will be entitled to a corresponding deduction.
Dividend Equivalents. The grantee generally will not realize taxable income at the time of the grant of the dividend equivalents, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee will recognize ordinary income, and we will be entitled to a corresponding deduction.
Stock Payments. If the grantee receives a stock payment in lieu of a cash payment that would otherwise have been made, he or she generally will be taxed as if the cash payment has been received, and we will have a deduction in the same amount.
Deferred Stock. The grantee generally will not have taxable income upon the issuance of the deferred stock and we will not then be entitled to a deduction. However, when deferred stock vests and is issued to the grantee, he or she will realize ordinary income and we will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock.
Restricted Stock Units. The grantee generally will not realize taxable income at the time of the grant of the restricted stock units, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or common stock, the grantee will have ordinary income, and we will be entitled to a corresponding deduction.
Section  162(m) of the Code. As described above, in general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “qualified performance-based compensation.”
In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors”;

•	The material terms of the performance goals must be disclosed to and approved by the stockholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.
Pursuant to a special rule under Section 162(m), stock options and stock appreciation rights will satisfy the “qualified performance-based compensation” exception if (1) the awards are made by a qualifying compensation committee, (2) the plan sets the maximum number of shares that can be granted to any person within a specified period and (3) the compensation is based solely on an increase in the stock price after the grant date. The 2008 Plan has been designed to permit the administrator to grant stock options and stock appreciation rights which will qualify as “qualified performance-based compensation.” In addition, performance-based awards are intended to qualify as “qualified performance-based compensation.”
NEW PLAN BENEFITS
Other than with respect to non-employee directors and our Chief Executive Officer, all future grants under the 2008 Plan are within the discretion of the administrator and the benefits of such grants are, therefore, not determinable.

Name and Position	Dollar Value ($)	Number of Units

Thomas Rogers President and Chief Executive Officer	—	—
Naveen Chopra Chief Financial Officer & Senior Vice President Corporate Development and Strategy Officer	—	—
Jeffrey Klugman Executive Vice President, General Manager Products and Revenue	—	120,000

Charles (Dan) Phillips Senior Vice President, Chief Operating Officer	—	—
Matthew Zinn Senior Vice President, General Counsel and Chief Privacy Officer	—	120,000

Executive Group	—	240,000 (1)

Non-Executive Director Group	$ 960,000 (2)	—

Non-Executive Officer Employee Group	—	—

(1) Represents future grants for Fiscal Year 2016 annual equity awards promised to Messrs. Klugman and Zinn in connection with their compensation plans. Similarly to the Fiscal Year 2015 annual equity grants, vesting will be partially time-based and partially performance-based with award amount and performance criteria to be determined at time of grant. Messrs. Klugman and Zinn must be employees in good standing at time of grant to be eligible.

(2) On the date of each Annual Meeting of Stockholders, each continuing non-employee director (except those non-employee directors who joined the Board after the last Annual Meeting who will receive a pro rata annual equity grants based on the number of months served) will receive a restricted stock grant consisting of that number of shares of the Company's common stock calculated by dividing $160,000 by the closing trading price of a share of the Company's common stock on the date of grant.
Equity Award Grants Under the Equity Plan
The following table sets forth summary information concerning the number of shares of our common stock subject to options made under the 2008 Plan since the 2008 Plan's inception through May 15, 2014.

Name and Position	Number of shares subject to stock option awards	Number of shares subject to restricted stock awards	Number of shares subject to RSU awards
Named Executive Officers
Thomas Rogers	—	2,075,000	1,000,000
Naveen Chopra	60,000	613,625	250,000
Charles (Dan) Phillips	60,000	526,000	96,000
Jeffrey Klugman	60,000	405,625	93,000
Matthew Zinn	260,000	408,625	93,000
All current executive officers, as a group (6 persons)	472,500	4,194,875	1,540,000
All current directors who are not executive officers, as a group (7 persons)	246,102	249,830	—
Nominees for Election as a director

David Yoffie	25,000	33,908	—
All employees, including all current officers who are not executive officers, as a group (609 persons)	1,902,003	4,356,542	21,000

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN
FAVOR OF PROPOSAL 3

PROPOSAL 4
APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY")
We are seeking an advisory vote from our stockholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. At our 2013 annual meeting of stockholders, our stockholders approved the compensation of our named executive officers by approximately a 60% approval rating. The following is a summary of some of the key points of our fiscal year 2014 executive compensation program. We urge our stockholders to review the “Compensation Discussion and Analysis” section of this proxy statement.
The Compensation Committee, with assistance from its independent executive compensation consultants and counsel, has structured our executive compensation program to reflect our "pay-for-performance" philosophy. The compensation opportunities provided to the named executive officers are significantly dependent on the Company's financial performance and the named executive officer's individual performance, which are intended to drive the creation of sustainable stockholder value. The Compensation Committee will continue to emphasize responsible compensation arrangements that attract, retain, and motivate high caliber executive officers, motivate these executive officers to achieve the Company's short-term and long-term business strategies and objectives.
You have the opportunity to vote "for" or "against" or to "abstain" from voting on the following non-binding resolution relating to executive compensation:
"Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers as disclosed in TiVo's proxy statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables, and the narrative discussion of this proxy statement."
In deciding how to vote on this proposal, you are encouraged to consider the Company's executive compensation philosophy and objectives as contained in the Compensation Discussion and Analysis section above.

Our executive compensation program utilizes elements including base salary, annual cash incentive awards, long-term stock-based incentive awards, and health and other benefits to achieve the following goals:
•attracting, retaining, motivating, and rewarding highly talented, entrepreneurial, and creative executives;
•aligning and strengthening the mutuality of interests between our executives and our stockholders; and
•providing total compensation to each executive that is internally equitable, competitive with peer companies, and driven by individual, departmental, and corporate performance.
While your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board or the Company, the Compensation Committee values the opinions of the Company's stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding the Company's executive compensation program. Unless the Board modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2015 Annual Meeting of Stockholders.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4

OTHER INFORMATION
SECTION  16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires TiVo's directors and executive officers and persons who own more than ten percent of a registered class of TiVo's equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of TiVo. Reporting Persons are required by SEC regulation to furnish TiVo with copies of all Section 16(a) forms they file.
To TiVo's knowledge, based solely on a review of the copies of such reports furnished to TiVo and written representations from certain Reporting Persons that no other reports were required, TiVo believes that during fiscal year 2014 all Reporting Persons complied with all applicable filing requirements.
INCORPORATION BY REFERENCE
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so that information should be considered as part of the filing that you are reading. Portions of this proxy statement are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 31, 2014 as well as portions of our Annual Report on Form 10-K for fiscal year ended January 31, 2014 are incorporated by reference herein, including information regarding our executive officers and key employees. Based on SEC regulations, the “Report of the Audit Committee” and the “Report of the Compensation Committee of the Board of Directors on Executive Compensation” in this proxy statement shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that we specifically incorporate those sections by reference into a document under the Securities Act or the Securities Exchange Act.
This proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.
This proxy statement is sent to you as part of the proxy materials for the 2014 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of TiVo stock.
AVAILABILITY OF ADDITIONAL INFORMATION
Copies of TiVo's Annual Report on Form 10-K for the fiscal year ended January 31, 2014 have been distributed to stockholders entitled to vote at our 2014 Annual Meeting of Stockholders. Additional copies and additional information, including the Annual Report on Form 10-K filed with the SEC, are available without charge from Investor Relations, 2160 Gold Street, P.O. Box 2160, San Jose, CA 95002. The annual report, proxy statement, and Form 10-K are also available on TiVo's website at www.tivo.com/ir.
STOCKHOLDER PROPOSALS FOR 2015 ANNUAL STOCKHOLDERS' MEETING
The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for TiVo's 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act is February 20, 2015. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must give timely notice thereof in writing to our Corporate Secretary. To be timely, a stockholder's proposal or nomination must be delivered to or mailed and received at the principal executive offices of the Company no later than the close of business on May 3, 2015 nor earlier than the close of business on April 2, 2015 and must otherwise satisfy the requirements of TiVo's Amended & Restated Bylaws, as amended. If the date of the 2015 Annual Meeting changes by more than thirty (30) days from the date of the 2014 Annual Meeting, a stockholder's proposal or nomination must be delivered to or mailed and received at our principal executive offices no later than ten (10) calendar days following the first public announcement of the revised date of the 2015 Annual Meeting. A stockholder's notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the 2015 Annual Meeting:
•a brief description of the business desired to be brought before the 2015 Annual Meeting, the reasons for conducting the business at the 2015 Annual Meeting and any material interest of each proposing person in the business;
•the text of the proposal or business (including the text of any resolutions proposed for consideration);
• a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the proposing persons or (y) between or among any proposing person and any other person or entity (including their names) in connection with the proposal of such business by such proposing person;
•the name and address of each proposing person including, if applicable, the name and address that appears on the corporation's books and records; and
•the class and number of shares of TiVo stock which are owned of record or beneficially owned by each proposing person and any “Disclosable Interests” (as such term is defined in TiVo's Amended & Restated Bylaws, as amended) of each proposing person.
Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the Securities Exchange Act. Notwithstanding anything in TiVo's Amended & Restated Bylaws, as amended, to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in TiVo's Amended & Restated Bylaws, as amended.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Investor Relations, TiVo Inc., 2160 Gold Street, P.O. Box 2160, San Jose, CA 95002, or contact Investor Relations by telephone at (408) 519-9677. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or Investor Relations.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the 2014 Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote on such matters in accordance with the recommendation of the Board, if no recommendation is given, in their own discretion. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Thomas S. Rogers
Thomas S. Rogers
Chief Executive Officer and President
San Jose, California
June 2, 2014

APPENDIX A
TIVO INC.
AMENDED AND RESTATED 2008 EQUITY INCENTIVE AWARD PLAN
ARTICLE 1
PURPOSE
The purpose of the TiVo Inc. 2008 Equity Incentive Award Plan, as amended and restated herein (the “Plan”), is to promote the success and enhance the value of TiVo Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan amends and restates in its entirety the TiVo Inc. 2008 Equity Incentive Award Plan most recently adopted by the Board on June 1, 2014 and shall become effective upon approval of the Company’s stockholders.
ARTICLE 2
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.
2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.
2.3 “Board” means the Board of Directors of the Company.
2.4 “Cause” means (a) conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that a Participant has committed a felony under the laws of the United States, of any applicable foreign jurisdiction or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or a Subsidiary; (b) material breach of any agreement entered into between the Participant and the Company or a Subsidiary that impairs the Company’s or the Subsidiary’s interest therein; (c) willful misconduct, significant failure of the Participant to perform the Participant’s duties, or gross neglect by the Participant of the Participant’s duties; or (d) engagement in any activity that constitutes a material conflict of interest with the Company or any Subsidiary.
2.5 “Change in Control” means: (a) a dissolution or liquidation of the Company; (b) a sale of all or substantially all of the assets of the Company; (c) a sale by the stockholders of the Company of the voting stock of the Company to another corporation or its subsidiaries that results in the ownership by such corporation and/or its subsidiaries of eighty percent (80%) or more of the combined voting power of all classes of the voting stock of the Company entitled to vote; (d) a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation of a Subsidiary of the Company and in which, in either case, beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; (e) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed or (f) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors; or (g) for any reason during any period of two (2) consecutive years a majority of the Board is constituted by individuals other than (1) individuals who were directors immediately prior to the beginning of such period, and (2) new directors whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors immediately prior to the beginning of the period or whose election or nomination for election was previously so approved.
In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in this Section 2.5 with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A of the Code.
2.6 “Code” means the Internal Revenue Code of 1986, as amended.
2.7 “Committee” means the committee of the Board described in Article 13.
2.8 “Constructive Termination” means the occurrence of any of the following events or conditions: (a) (i) a change in the Participant’s status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from the Participant’s status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; (ii) the assignment to the Participant of any duties or responsibilities which are inconsistent with the Participant’s status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; or (iii) any removal of the Participant from or failure to reappoint or reelect the Participant to any of such offices or positions, except in connection with the termination of the Participant’s Continuous Service for Cause, as a result of the Participant’s Disability or death or by the Participant other than as a result of Constructive Termination; (b) a reduction in the Participant’s annual base compensation or any failure to pay the Participant any compensation or benefits to which the Participant is entitled within five (5) days of the date due; (c) the Company’s requiring the Participant to relocate to any place outside a fifty (50) mile radius of the Participant’s current work site, except for reasonably required travel on the business of the Company or its Subsidiaries which is not materially greater than such travel requirements prior to the Change in Control; (d) the failure by the Company to (i) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Participant was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Participant, or (ii) provide the Participant with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Participant was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; (e) any material breach by the Company of any provision of an agreement between the Company and the Participant, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within fifteen (15) days following notice by the Participant of such breach; or (f) the failure of the Company to obtain an agreement, satisfactory to the Participant, from any successors and assigns to assume and agree to perform the obligations created under this Plan.
2.9 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.
2.10 “Continuous Service” means that the Participant’s service with the Company or a Subsidiary, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of a Subsidiary or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.
2.11 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
2.12 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.13 “Designated Participant” means (a) an Employee with the title of Vice President or higher or (b) a Director.
2.14 “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.
2.15 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.
2.16 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.
2.17 “Effective Date” shall have the meaning set forth in Section 14.1.
2.18 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.
2.19 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.
2.20 “Equity Restructuring” shall mean a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.
2.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.22 “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.
2.23 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
2.24 “Independent Director” means a Director of the Company who is not an Employee.
2.25 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.
2.26 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
2.27 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
2.28 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.
2.29 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 8.7, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.
2.30 “Performance Bonus Award” has the meaning set forth in Section 8.7.
2.31 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, market share, subscription gross additions, subscription net additions, cumulative subscriptions, churn rate, subscription acquisition cost and revenue per subscription, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.
2.32 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
2.33 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
2.34 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.35 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.36 “Plan” means this TiVo Inc. Amended and Restated 2008 Equity Incentive Award Plan, as it may be amended from time to time.
2.37 “Prior Plan” means the TiVo Inc. Amended and Restated 1999 Equity Incentive Plan, as it may be amended from time to time.
2.38 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
2.39 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.
2.40 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.
2.41 “Securities Act” shall mean the Securities Act of 1933, as amended.
2.42 “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 12.
2.43 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.
2.44 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4.
2.45 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
ARTICLE 3
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.

a.
Subject to Article 12, the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is (i) 33,900,000 plus (ii) that number of shares that are subject to equity awards granted under the Prior Plan which are outstanding as of May 12, 2008 and thereafter terminate, expire, lapse or are forfeited for any reason and which following the termination, expiration, lapse or forfeiture of such awards do not again become available for issuance under the Prior Plan; provided, that no more than 57,434,415 shares of Stock may be issued upon the exercise of Incentive Stock Options. The aggregate number of shares of Stock subject to outstanding awards under the Prior Plan as of May 12, 2008 was 23,534,415, accordingly, the total number of shares of Stock in the preceding sentence shall not exceed 57,434,415.

b.
To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code, and the following shares of Stock shall not be added back to the shares authorized for grant under this Section 3.1: (i) shares of Stock tendered by the Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) shares of Stock that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, the maximum number of shares of Stock with respect to one or more Awards of Options and Stock Appreciation Rights that may be granted to any one Participant during any calendar year shall be 3,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $5,000,000.
ARTICLE 4
ELIGIBILITY AND PARTICIPATION
4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.
4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.
4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5
STOCK OPTIONS
5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

a.
Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

b.
Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed seven years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Except as limited by the requirements of Section 409A of the Code or Section 422 of the Code and the regulations and rulings thereunder, the Committee may extend the term of any outstanding Option, and may extend the time during which vested Options may be exercised, in connection with any termination of Continuous Service of the Participant, and may amend any other term or condition of such Option relating to such a termination of Continuous Service.

c.
Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company.

d.
Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

a.	Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

i.	Seven years from the date it is granted, unless an earlier time is set in the Award Agreement;

ii.	Three months after the Participant’s termination of employment as an Employee;
and

iii.
One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

b.
Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

c.
Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

d.
Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

e.	Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

f.
Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

ARTICLE 6
RESTRICTED STOCK AWARDS
6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.
6.2 Issuance and Restrictions. Subject to Section 11.6, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, except as otherwise provided by Section 11.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
ARTICLE 7
STOCK APPRECIATION RIGHTS
7.1 Grant of Stock Appreciation Rights.

a.
A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Committee, but shall not be less than 100% of the per share Fair Market Value on the date the Stock Appreciation Right is granted. The term of each Stock Appreciation Right shall be no more than seven years from the date of grant thereof. A Stock Appreciation Right shall be subject to such other terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

b.
A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.
7.2 Payment and Limitations on Exercise.

a.
Subject to Sections 7.2(b) payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

b.	To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.
ARTICLE 8
OTHER TYPES OF AWARDS
8.1 Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.2 Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.3 Dividend Equivalents. Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award other than an Option or Stock Appreciation Right, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Any Dividend Equivalents provided with respect to Awards that are subject to the attainment of specified performance goals will be subject to the same terms, conditions and risk of forfeiture as the underlying Awards. For the avoidance of doubt, Dividend Equivalents shall not be granted with respect to Options or Stock Appreciation Rights.
8.4 Stock Payments. Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.
8.5 Deferred Stock. Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 11.6. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock award has vested and the Stock underlying the Deferred Stock award has been issued.
8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate subject to Section 11.6. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee; provided, that such dates and such election shall be subject to compliance with Section 409A of the Code. On the maturity date, the Company shall, subject to Section 11.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.
8.7 Performance Bonus Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 11.6. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.
8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.
8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.
8.10 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.
8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.
8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.
ARTICLE 9
PERFORMANCE-BASED AWARDS
9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.
9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.
9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 10
INDEPENDENT DIRECTOR AWARDS
The Committee may grant Awards to Independent Directors, subject to the limitations of the Plan, pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Independent Director Equity Compensation Policy”). The Independent Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of shares of Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above) shall determine in its discretion. For the avoidance of doubt, Awards granted to Independent Directors shall be subject to all of the limitations set forth in the Plan.
ARTICLE 11
PROVISIONS APPLICABLE TO AWARDS
11.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
11.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
11.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Independent Directors). The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. Notwithstanding anything herein to the contrary, no Award may be transferred by a Participant to a third-party for consideration absent stockholder approval.
11.4 Beneficiaries. Notwithstanding Section 11.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.
11.5 Stock Certificates; Book Entry Procedures.

a.
Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

b.
Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.6 Vesting and Acceleration Terms.
Following the grant of an Award, the Committee, in its discretion and on whatever terms and conditions it selects, may provide that the period during which an Award vests or becomes exercisable will accelerate, in whole or in part, in connection with a change in ownership or control of the Company or a holder’s termination of employment or service by reason of the holder’s retirement, death or disability. Except as permitted under this Section 11.6, the Committee shall not exercise any discretion to accelerate the vesting or exercisability of any Award after the grant date of such Award. Nothing in this Section 11.6 shall be construed to limit or restrict the Committee’s authority to establish the terms of an Award at the time of grant, including the events or conditions upon which the vesting or exercisability of an Award may accelerate.
11.7 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
ARTICLE 12
CHANGES IN CAPITAL STRUCTURE
12.1 Adjustments.

a.
In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

b.
In the event of any transaction or event described in Section 12.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

i.
To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

ii.
To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

iii.
To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

iv.
To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

v.	To provide that the Award cannot vest, be exercised or become payable after such event.

c.	In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.1(a) and 12.1(b):

i.
The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be equitably adjusted. The adjustments provided under this Section 12.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

ii.
The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

12.2 Change in Control.

a.	In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

b.
In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a sale by the stockholders of the Company of the voting stock of the Company to another corporation and/or its subsidiaries that results in the ownership by such corporation and/or its subsidiaries of eighty percent (80%) or more of the combined voting power of all classes of the voting stock of the Company entitled to vote; (iii) a merger or consolidation in which the Company is not the surviving corporation or (iv) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Awards outstanding under the Plan or shall substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12.2) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Awards or to substitute similar awards for those outstanding under the Plan, then with respect to Awards held by Participants whose Continuous Service has not terminated, the vesting of such Awards (and, if applicable, the time during which such Awards may be exercised) shall be accelerated in full, and the Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Awards outstanding under the Plan, such Awards shall terminate if not exercised (if applicable) prior to such event.

c.
Notwithstanding any other provisions of this Plan to the contrary other than Section 12.3 or 12.4 below, in the event of a Change in Control and if within thirteen (13) months after the date of such Change in Control the Continuous Service of a Participant terminates due to an involuntary termination (not including death or Disability) without Cause or a voluntary termination by the Participant due to a Constructive Termination, then the vesting and exercisability of all Awards held by such Participant shall be accelerated, or any reacquisition or repurchase rights held by the Company with respect to an Award shall lapse, as follows. With respect to those Awards held by a Participant who is a Designated Participant at the time of such termination, fifty percent (50%) of the unvested shares covered by such Awards shall vest and become exercisable (or reacquisition or repurchase rights held by the Company shall lapse with respect to fifty percent (50%) of the shares still subject to such rights, as appropriate) as of the date of such termination. With respect to those Awards held by all other Participants, twenty-five percent (25%) of the unvested shares covered by such Awards shall vest and become exercisable (or reacquisition or repurchase rights held by the Company shall lapse with respect to twenty-five percent (25%) of the unvested shares still subject to such rights, as appropriate) as of the date of such termination.

12.3 Qualified Performance-Based Compensation. With respect to Awards which are granted to Covered Employees and are intended to qualify as Qualified Performance-Based Compensation, no adjustment or action described in Section 12.1 or 12.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Qualified Performance-Based Compensation, unless the Committee determines that the Award should not so qualify. No adjustment or action described in Section 12.1 or 12.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 under the Exchange Act unless the Committee determines that the Award is not to comply with such exemptive conditions.
12.4 Section 409A. No action shall be taken under Section 12.1 or 12.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.
12.5 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.
12.6 Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.
ARTICLE 13
ADMINISTRATION
13.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the Nasdaq Stock Market (or other principal securities market on which shares of Stock are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its independent members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the independent members of the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 13.5. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.
13.2 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
13.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

a.	Designate Participants to receive Awards;

b.	Determine the type or types of Awards to be granted to each Participant;

c.	Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

d.
Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

e.
Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

f.	Prescribe the form of each Award Agreement, which need not be identical for each Participant;

g.	Decide all other matters that must be determined in connection with an Award;

h.	Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

i.	Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

j.	Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
13.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
13.5 Delegation of Authority. To the extent permitted by applicable law, the Board may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.5 shall serve in such capacity at the pleasure of the Board.
ARTICLE 14
EFFECTIVE AND EXPIRATION DATE
14.1 Effective Date. The Plan was effective as of the date first approved by the Company’s stockholders on August 6, 2008 (the “Effective Date”). The Plan is deemed to be approved by the stockholders if it is approved either:

a.
By a majority of the votes cast at a duly held stockholder’s meeting at which a quorum representing a representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the plan; or

b.	By a method and in a degree that would be treated as adequate under Delaware law in the case of an action requiring stockholder approval.
14.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan was first approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
ARTICLE 15
AMENDMENT, MODIFICATION, AND TERMINATION
15.1 Amendment, Modification, and Termination. Subject to Section 16.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 12), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or Stock Appreciation Right beyond seven years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option or Stock Appreciation Right may be amended to reduce the per share exercise price of the shares subject to such Option or Stock Appreciation Right below the per share exercise price as of the date the Option or Stock Appreciation Right is granted and, except as permitted by Article 12, no Option or Stock Appreciation Right may be granted in exchange for, or in connection with, the cancellation or surrender of an

Option, Stock Appreciation Right or other Award. Further notwithstanding any provision in this Plan to the contrary, except as permitted by Article 12, absent the approval of the stockholders of the Company, the Committee shall not offer to buyout for a payment in cash, an Option or Stock Appreciation Right previously granted.
15.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 16.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.
ARTICLE 16
GENERAL PROVISIONS
16.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
16.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.
16.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
16.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
16.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
16.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
16.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
16.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
16.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
16.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
16.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
16.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.
16.14 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
* * * * *
I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of TiVo Inc. on June 1, 2014.
* * * * *
I hereby certify that the foregoing Plan was approved by the stockholders of TiVo Inc. on August __, 2014.
Executed on this [__] day of  August, 2014.
_____________________
Corporate Secretary

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
TIVO INC.
2014 ANNUAL MEETING OF STOCKHOLDERS
The undersigned stockholder of TiVo Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 2, 2014, and hereby appoints Thomas S. Rogers and Matthew Zinn, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2014 Annual Meeting of Stockholders of TiVo Inc., to be held on August 7, 2014, at 10:30 a.m., at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 1400, Palo Alto, California, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.
This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of the two named directors to hold office until the 2017 Annual Meeting of Stockholders; (2) for the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 31, 2015; (3) for approval of a two-year request to reserve an additional 7,500,000 shares of our common stock for issuance pursuant to the Amended & Restated 2008 Equity Incentive Award Plan; (4) for approval on a non-binding, advisory basis the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”); and as recommended by the Board, or if no recommendation is given, at the discretion of said proxies on such other matters as may come before the meeting.
Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on August 7, 2014.
The Proxy Statement and the Form 10-K for year ended January 31, 2014 are available on the Internet at: http://www.tivo.com/2014proxy.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please mark your votes as in this example.

1.	Election of Directors: ☐ FOR all nominees (except as indicated); ☐ AGAINST all nominees (except as indicated) Nominees: Thomas S. Rogers and David Yoffie.

2.	To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2015.
☐  FOR    ☐ AGAINST   ☐ ABSTAIN

3.	To approve a two-year request to amend the Amended & Restated 2008 Equity Incentive Award Plan to reserve an additional 7,500,000 shares of our common stock for issuance.
☐ FOR    ☐ AGAINST     ☐ ABSTAIN

4.
To approve on a non-binding, advisory basis the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("Say-on-Pay");.   ☐ FOR     ☐ AGAINST     ☐ ABSTAIN

Note: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon and returned in the enclosed envelope.

SIGNATURE(S)

DATE

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.